UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CELLTECK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELLTECK, INC.

1999 Avenue of the Stars
Suite 2520
Los Angeles, California 90067
(310) 552-1555

April 24, 2013

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2013

The Special Meeting of Stockholders of Cellteck, Inc. (“Cellteck,” or the “Company”) will be held on May 6, 2013 at 9 a.m., local time, at the principal offices of the Company located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, CA 90067, (310) 552-1555, for the following purposes:

1.	To consider and vote upon: (1) an amendment to our Articles of Incorporation to effect a reverse stock split of the outstanding shares of common stock held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800and a cash distribution to all of our common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock in an amount equal to $0.025 per share; and (2) authorization for our board of Directors, in its discretion, to implement such reverse stock split and cash distribution by filing an amendment to our Articles of Incorporation.
2.	To change the Company's name to Eos Petro, Inc.
3.	To adopt our 2013 Stock Incentive Award Plan for Employees and Other Service Providers (the “2013 Incentive Plan”) and to reserve up to 5,400,000 shares of common stock for issuance under the 2013 Incentive Plan.
4.	To adopt our 2013 Equity Incentive Plan for Directors (the “2013 Directors Plan”) and to reserve up to 1,000,000 shares of common stock for issuance under the 2013 Directors Plan.
5.	To transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 11, 2013 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting. Each share of common stock is entitled to one vote and each shares of Series B preferred stock is entitled to 800 votes on all matters presented at the Special Meeting.

Your vote is important.  Whether or not you plan to attend the Special Meeting, please vote as soon as possible. For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Special Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy materials, and instructions on how to vote via the Internet, in person or by mail. For those stockholders who receive a paper proxy card, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Voting by any of these methods will ensure your representation at the Special Meeting. The proxy is revocable by you at any time prior to its use at the Special Meeting.

By Order of the Board of Directors

/s/ Nikolas Konstant
Nikolas Konstant
President and Chief Executive Officer

Los Angeles, California
April 24, 2013

Page
ABOUT THE SPECIAL MEETING	1
PROPOSAL NO. 1 — AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK HELD BY STOCKHOLDERS WITH 2,000 OR MORE AGGREGATE SHARES OF COMMON STOCK AT AN EXCHANGE RATIO OF 1-FOR-800 AND A CASH DISTRIBUTION TO ALL OF OUR COMMON STOCKHOLDERS WITH LESS THAN 2,000 SHARES OF COMMON STOCK IN THE AGGREGATE IN EXCHANGE FOR AND IN CANCELLATION OF THEIR SHARES OF COMMON STOCK IN AN AMOUNT EQUAL TO $0.025 PER SHARE AND FURTHER TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO IMPLEMENT SUCH REVERSE STOCK SPLIT AND CASH DISTRIBUTION BY FILING AN AMENDMENT TO OUR ARTICLES OF INCORPORATION	6
PROPOSAL NO. 2 — CHANGE OF THE COMPANY'S NAME TO EOS PETRO, INC.	18
PROPOSAL NO. 3 — TO ADOPT OF OUR 2013 STOCK INCENTIVE AWARD PLAN FOR EMPLOYEES AND OTHER SERVICE PROVIDERS AND TO RESERVE UP TO 5,400,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE 2013 INCENTIVE PLAN	18
PROPOSAL NO. 4 — TO ADOPT OUR 2013 EQUITY INCENTIVE PLAN FOR DIRECTORS AND TO RESERVE UP TO 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE 2013 DIRECTORS PLAN	22
DESCRIPTION OF SECURITIES	26
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
CORPORATE GOVERNANCE	31
DIRECTOR AND EXECUTIVE COMPENSATION	35
OTHER MATTERS	38
APPROVAL OF THE BOARD OF DIRECTORS	38

i

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

We are providing these proxy materials in connection with our Special Meeting of Stockholders. This proxy statement and the related proxy card will be first sent to the stockholders on or about April 24, 2013. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

ABOUT THE SPECIAL MEETING

Q:	Who is soliciting my vote?
A:	Our Board of Directors is soliciting your vote at the Special Meeting of Stockholders.
Q:	What is the purpose of the Special Meeting?
A:	You will be voting on four proposals:
•	To consider and vote upon: (1) an amendment to our Articles of Incorporation to effect a reverse stock split of the outstanding shares of common stock held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800and a cash distribution to all of our common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock in an amount equal to $0.025 per share; and (2) authorization for our board of Directors, in its discretion, to implement such reverse stock split and cash distribution by filing an amendment to our Articles of Incorporation.
•	To change the Company's name to Eos Petro, Inc.
•	To adopt our 2013 Incentive Plan and to reserve up to 5,400,000 shares of common stock for issuance under the 2013 Incentive Plan.
•	To adopt our 2013 Directors Plan and to reserve up to 1,000,000 shares of common stock for issuance under the 2013 Directors Plan.

We will also consider any other business that may properly come before the Special Meeting.

Q:	What are the Board of Directors’ recommendations?
A:	The Board of Directors recommends a vote:
•	FOR Proposal 1, (1) an amendment to our Articles of Incorporation to effect a reverse stock split of the outstanding shares of common stock held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800and a cash distribution to all of our common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock in an amount equal to $0.025 per share; and (2) authorization for our board of Directors, in its discretion, to implement such reverse stock split and cash distribution by filing an amendment to our Articles of Incorporation.
•	FOR Proposal 2, the change of the Company's name to Eos Petro, Inc.
•	FOR Proposal 3, the adoption of our 2013 Incentive Plan and to reserve up to 5,400,000 shares of common stock for issuance under the 2013 Incentive Plan.
•	FOR Proposal 4, the adoption of our 2013 Directors Plan and to reserve up to 1,000,000 shares of common stock for issuance under the 2013 Directors Plan.
Q:	Who is entitled to vote at the Special Meeting?
A:	The Board of Directors set April 11, 2013 as the record date for the Special Meeting (the “record date”). All stockholders who owned our common stock at the close of business on April 11, 2013 may attend and vote at the Special Meeting.

Q:	How many votes do I have?
A:	You will have:
•	one vote for each share of common stock, and
•	800 votes for each share of Series B preferred stock,

you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and beneficial owner?
A:	Many stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer Co., Inc., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q.	How do I vote?
A.	For stockholders whose shares are registered in their own names, for those stockholders who receive a paper proxy card in the mail, you may vote by mailing a completed proxy card. Instructions for voting by mail are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Special Meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR (1) an amendment to our Articles of Incorporation to effect a reverse stock split of the outstanding shares of common stock held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800and a cash distribution to all of our common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock in an amount equal to $0.025 per share; and (2) authorization for our board of Directors, in its discretion, to implement such reverse stock split and cash distribution by filing an amendment to our Articles of Incorporation (Proposal No. 1), FOR the change of the Company's name to Eos Petro, Inc. (Proposal No. 2), FOR the adoption of our 2013 Incentive Plan and to reserve up to 5,400,000 shares of common stock for issuance under the 2013 Incentive Plan (Proposal No. 3), and FOR the adoption of our 2013 Directors Plan and to reserve up to 1,000,000 shares of common stock for issuance under the 2013 Directors Plan (Proposal No. 4), and in the discretion of the proxy holders as to any other matters that may properly come before the special meeting or any postponement or adjournment of the Special Meeting. If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. Stockholders who have elected to receive the proxy statement electronically will be receiving an email with information on how to access stockholder information and instructions for voting.
Q.	How many votes can be cast by all stockholders?
A.	Each share of our common stock is entitled to one vote and each share of our Series B preferred stock is entitled to 800 votes per share. There is no cumulative voting. We had 61,633,891 shares of common stock and 44,825,044 shares of Series B preferred stock outstanding and entitled to vote on the Record Date.
Q:	How many votes must be present to hold the Special Meeting?
A:	A majority of the outstanding shares of common stock and Series B preferred stock, on a combined basis, as of the record date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
Q:	What are the voting requirements with respect to each of the proposals?
A:	Proposal 1 — Reverse Stock Split and Share Distribution. The affirmative vote of a majority of the shares of common stock and Series B preferred stock, on a combined basis, issued and outstanding as of the record date is required to approve the proposal (1) amend our Articles of Incorporation to effect a reverse stock split of the outstanding shares of common stock held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800and a cash distribution to all of our common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock in an amount equal to $0.025 per share; and (2) authorize our board of Directors, in its discretion, to implement such reverse stock split and cash distribution by filing an amendment to our Articles of Incorporation.

Proposal 2 — Change of the Company's Name to Eos Petro, Inc.  The affirmative vote of a majority of the shares of common stock and Series B preferred stock, on a combined basis, issued and outstanding as of the record date is required to approve the proposal to amend the Articles of Incorporation to change the company’s name to Eos Petro, Inc.

Proposal 3 — Adoption of our 2013 Incentive Plan and to Reserve up to 5,400,000 Shares of Common Stock for Issuance under the 2013 Incentive Plan.  To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Special Meeting.

Proposal 4 — Adoption of our 2013 Directors Plan and to Reserve up to 1,000,000 Shares of Common Stock for Issuance under the 2013 Directors Plan.  To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Special Meeting.

Q:	What if I do not vote for the items listed on my proxy card?
A:	If you hold shares in your name and you return your signed proxy card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. With respect to any other matter that properly comes before the Special Meeting, the proxyholders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers who hold shares in street name for their customers which are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. When a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not considered present, in person or represented by proxy, and entitled to vote at the Special Meeting with respect to the matters to which they apply. However, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Special Meeting.

As a result:

•	Your broker will not have the authority to exercise discretion to vote your shares with respect to any of the proposals set forth in this proxy statement because those proposals involve matters that are considered non-routine.
Q:	Do I have any dissenters’ rights with respect to any of the proposals?
A:	Stockholders may be entitled to dissenters’ rights with respect to Proposal No. 1. Under Nevada law, if a proposal to decrease the number of issued and outstanding shares of any class or series of stock includes provisions pursuant to which only money will be paid to stockholders who, before the decrease in the number of shares becomes effective, hold 1% or more of the outstanding shares of the affected class or series, then those stockholders would be entitled to dissenters’ rights, provided they properly comply with the procedures for exercising those rights. Such procedures are described in more detail under the section “Special Factors — Dissenters’ Rights” of this Proxy Statement. If a proposal to decrease the number of issued and outstanding shares of any class or series of stock includes provisions pursuant to which only money will be paid to stockholders who, before the decrease in the number of shares becomes effective, hold less than 1% of the outstanding shares of the affected class or series, then those stockholders would not be entitled to dissenters’ rights. We do not believe stockholders who will receive money in exchange for their shares of common stock under Proposal No. 1 will hold in the aggregate 1% or more of our outstanding shares of common stock. Within 10 days of the effectuation of Proposal No. 1, we will send a written notice to all the record stockholders entitled to dissenters’ rights, if any.
Q:	Can I change or revoke my vote after I return my proxy card?
A:	Yes. Even if you sign the proxy card in the form accompanying this proxy statement, you retain the power to revoke your proxy. You can revoke your proxy at any time before it is exercised by giving written notice to our Corporate Secretary specifying such revocation.
Q:	What does it mean if I receive more than one proxy?
A:	It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.
Q:	Who can attend the Special Meeting?
A:	All stockholders as of the record date, or their duly appointed proxies, may attend.
Q:	What do I need to bring to the Special Meeting and when should I arrive?
A:	In order to be admitted to the Special Meeting, a stockholder must present proof of ownership of our common stock or Series B preferred stock on the record date. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership. Any holder of a proxy from a stockholder must present the proxy card, properly executed, to be admitted. Stockholders and proxyholders must also present a form of photo identification such as a driver’s license.

The Special Meeting will be held on May 6, 2013 at 9 a.m., local time, at the principal offices of the Company located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, CA 90067, (310) 552-1555. Admission to the Special Meeting will be limited. In order to ensure that you are seated by the commencement of the Special Meeting at 9 a.m., we recommend you arrive early.

Q:	Who pays for the proxy solicitation and how will our Board of Directors solicit votes?
A:	We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock and Series B preferred stock in their names to furnish proxy material to beneficial owners of the shares. We may reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Q:	How do I find out the voting results?
A:	Preliminary voting results will be announced at the Special Meeting, and the final voting results will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Special Meeting.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK HELD BY STOCKHOLDERS WITH 2,000 OR MORE AGGREGATE SHARES OF COMMON STOCK AT AN EXCHANGE RATIO OF 1-FOR-800 AND A CASH DISTRIBUTION TO ALL OF OUR COMMON STOCKHOLDERS WITH LESS THAN 2,000 SHARES OF COMMON STOCK IN THE AGGREGATE IN EXCHANGE FOR AND IN CANCELLATION OF THEIR SHARES OF COMMON STOCK IN AN AMOUNT EQUAL TO $0.025 PER SHARE AND FURTHER TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO IMPLEMENT SUCH REVERSE STOCK SPLIT AND CASH DISTRIBUTION BY FILING AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

Overview

Our Board of Directors has adopted a resolution approving, subject to approval by our stockholders, a proposed amendment to our Articles of Incorporation to effect a reverse stock split of the outstanding shares of our common stock held by our common stockholders who each hold in the aggregate 2,000 or more shares of common stock at an exchange ratio of 1-for-800 and a cash distribution to all of our common stock holders with less than an aggregate of 2,000 shares of common stock for and in cancellation of their shares of common stock in an amount equal to $0.025 per share (the “Reverse Stock Split”). Our Board of Directors believes that approval of this Reverse Stock Split will be in the best interests of our stockholders. Our Board of Directors further believes that the cash distribution price of $0.025 per share is fair and in the best interests of all of our unaffiliated stockholders, including those stockholders owning shares to be cashed out in the cash distribution.

To effect the Reverse Stock Split, we would file an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The form of amendment to our Articles of Incorporation to effect the proposed Reverse Stock Split is attached to this proxy statement as Annex A. If the stockholders approve this proposal and our Board of Directors elects to implement the Reverse Stock Split approved by our stockholders, the effect of the reverse stock split will be as follows: the number of outstanding shares of our common stock held by stockholders who each in the aggregate own 2,000 or more shares of our common stock will be reduced in accordance with the exchange ratio of 1-for-800, except that any fractional share resulting from the selected exchange ratio for the reverse stock split will be rounded up to the nearest whole share, and any of these stockholders which would have less than 100 shares of common stock as a result of the reverse stock split will have their shares of common stock rounded up to a “round-lot” of 100. The other stockholders who each hold in the aggregate less than 2,000 shares of our common stock will not have their shares split and will instead receive a cash distribution as follows: such stock holders will receive cash payments equal to $0.025 per share of common stock held by them, except that the aggregate amount of cash consideration each such other stockholder would otherwise receive will be rounded up to the nearest whole cent, and those holders will no longer be stockholders of Cellteck, Inc.

Notwithstanding the foregoing, we would have to first notify the Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The par value of our common stock would remain unchanged at $0.0001 per share. The Reverse Stock Split would become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada attached hereto as Annex A. Our Board of Directors may elect not to implement the Reverse Stock Split, in its discretion, even if the proposal to grant our Board of Directors the discretion to effect the Reverse Stock Split is approved by our stockholders. No further action on the part of our stockholders would be required to either effect or abandon the Reverse Stock Split.

Purposes of the Proposed Reverse Stock Split

On October 12, 2012, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into by and between the Company, Eos Petro, Inc. (“Eos”), and Eos Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), dated July 16, 2012, Merger Sub merged into Eos, with Eos being the surviving entity (the “Merger”). As a result of the Merger, Eos became a wholly-owned subsidiary of the Company. In connection with Merger, we issued an aggregate of 37,850,044 shares of Series B preferred stock to the former Eos stockholders, subject to the rights of the stockholders of Eos to exercise and perfect their appraisal rights under applicable provisions of Delaware law to accept cash in lieu of shares of equity securities of Eos, and 6,000,000 shares of Series B preferred stock to certain of our then existing stockholders. 300,000 more shares of Series B preferred stock were issued in December of 2012 as consideration for consulting services and receipt of additional financing. Altogether, as of the date of this proxy statement there are 44,825,044 shares of Series B preferred stock issued and outstanding. Each share of Series B preferred stock will automatically convert into shares of our common stock upon the filing, by us, of an amendment to our Articles of Incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock. The form of amendment to our Articles of Incorporation to effect the proposed Reverse Stock Split attached to this proxy statement as Annex A constitutes such an amendment, so upon its filing each share of Series B preferred stock would automatically convert into shares of common stock.

Under the terms of the Merger Agreement, the Company is obligated to effect the Reverse Stock Split “as soon as reasonably practicable” following the Merger. Thus, one purpose of the Reverse Stock Split is to convert all 44,825,044 issued and outstanding shares of Series B preferred stock into shares of common stock as contemplated by the Merger Agreement, which we cannot presently do because we do not have a sufficient number of authorized but unissued shares of common stock to effect the conversion. Each share of our Series B preferred stock is presently convertible into 800 shares of our common stock (the “Series B Conversion Rate”). However, under the terms and rights applicable to all shares of our Series B preferred stock, whenever we combine our shares of common stock into a lesser number of shares, the Series B Conversion Rate is adjusted so that each Series B preferred stockholder will be entitled to receive the number of shares of common stock each such stockholder would have owned or been entitled to receive after the occurrence of such a combination. If this proposal is approved by our stockholders, the contemplated amendment to our Articles of Incorporation is filed and the 1-for-800 reverse stock split is effectuated, each share of Series B preferred stock will automatically convert into one share of common stock after reducing the Series B Conversion Rate on account of the 1-for-800 reverse stock split.

In connection with the negotiation of the Merger, the parties intended that the stockholders of the Company immediately prior to the effectiveness of the Merger (including shares to be issued at the closing of the Merger to existing stockholders in connection with the conversion of outstanding debt) and the former stockholders of Eos would have a percentage ownership split of the Company’s voting stock after the Merger of approximately 14% and 86%, respectively. Therefore, in order to facilitate this intended ownership allocation after the Merger, the proposed Reverse Stock Split provides that the currently issued and outstanding shares of common stock will be reduced to approximately 77,000 shares on a post-Reverse Stock Split basis.

In addition, the proposal contemplates that stockholders who receive any shares of common stock following the effectiveness of the Reverse Stock split will receive at least 100 shares of common stock. Currently, a majority of the Company’s existing common stockholders hold “odd-lots,” or less than 100 shares of common stock. Odd-lot stockholders typically experience greater difficulty in effecting such sales than stockholders who own at least 100 shares of a company. Further, the Company intends to apply for listing on a national securities exchange at a future time, and national securities exchanges have initial listing requirements which may provide for a minimum number of round lot holders in order to qualify for listing.

Therefore, in order to facilitate these intentions, the proposed Reverse Stock Split provides that stockholders who have fewer than 2,000 shares will receive cash for their shares and stockholders who have at least 2,000 shares will receive at least 100 shares of common stock on a post-Reverse Stock Split basis. Further, this proposal was intended to enable the Company to have a higher potential number of round-lot holders after the Reverse Stock Split, while simultaneously resulting in having the pre-Merger stockholders’ holding approximately 77,000 shares of common stock on a post-Reverse Stock Split basis.

Our Board of Directors recommends a vote for the Reverse Stock Split because it believes it is the optimal manner in which we can fulfill our obligations under the Merger Agreement, enhance the acceptability and marketability of our common stock to the financial community and the investing public and possibly mitigate any reluctance on the part of certain brokers and investors to trade in our common stock. This would in turn enhance our ability to raise additional funds and pursue our desired business goals. Many institutional investors have policies prohibiting them from holding stocks in their own portfolios which trade at prices below certain levels. These policies reduce the number of potential investors in our common stock at its current market price. In addition, analysts at many leading brokerage firms are reluctant to recommend stocks to their clients, or monitor the activity of stocks, that trade at a price per share below certain levels. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in stocks that trade at a price per share below certain levels. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of such stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our stock.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (although the post-split shares of common stock may differ slightly based on the number of pre-split common stockholders holding 2,000 or more shares of common stock and the number of shares issued to such holders to round their holdings up to at least a “round-lot” of 100 post-split), taking into effect the conversion of issued shares of Series B preferred stock:

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued and Outstanding Shares of Common Stock	Authorized but Unissued Shares of Common Stock	Issued and Outstanding Shares of Series B Preferred Stock
300,000,000	61,633,891	238,366,109	44,825,044

Post-Reverse Stock Split

Authorized Shares of Common Stock	Issued and Outstanding Shares of Common Stock	Authorized but Unissued Shares of Common Stock	Issued and Outstanding Shares of Series B Preferred Stock
300,000,000	44,902,044(1)	255,097,956	0

(1)	The number shown above is equal to the sum of 44,825,044 shares of Series B preferred stock which will convert into 44,825,044 shares of common stock and approximately 77,000 shares of common stock from the reverse split of 61,633,891 shares of common stock.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of the Reverse Stock Split would be to reduce the number of outstanding shares of our common stock and the number of our common stock holders. However, we cannot predict the specific effect of the Reverse Stock Split upon the market price of our common stock. There is no assurance that the trading price of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Stock Split. Also, there is no assurance that the Reverse Stock Split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of factors, such as our operating results and other factors related to our business and general market conditions.

Assuming the approval of this proposal and the implementation of the Reverse Stock Split, there would be approximately 44,902,044 shares of common stock outstanding. 44,825,044 of such shares of common stock would come from the conversion of the presently issued and outstanding 44,825,044 shares of Series B preferred stock. The other 77,000 shares of common stock are an estimate of the number of shares that would result from the Reverse Stock Split of the 61,633,891 issued and outstanding shares of common stock as of the record date, and could vary significantly from the actual number of shares of common stock resulting from the Reverse Stock Split, as the 77,000 estimate: (i) does not account for fractional shares, which will be rounded up to the nearest whole share; and (ii) is based only on the stockholder information made available to us by our transfer agent and the Depository Trust & Clearing Corporation, which does not include precise representations on many of the shares held in street name by brokerage firms.

Furthermore, assuming the approval of this proposal and the implementation of the Reverse Stock Split and the conversion of outstanding shares of Series B Preferred Stock into common stock, the Company estimates that there will be approximately 180 stockholders (which does include an approximation of the number of beneficial owners of shares held in accounts of brokers, dealers or other nominees) following the Reverse Stock Split. The Reverse Stock Split is not part of any current plan, proposal or arrangement, written or otherwise, to engage the Company in a going-private transaction or to deregister the Company’s common stock under the Securities Exchange Act of 1934.

Approval of this Reverse Stock Split will also result in an increased number of authorized but unissued shares of our common stock available for issuance. Our Board of Directors believes that the availability of more shares of common stock for issuance will allow us greater flexibility in pursuing financing from investors and issuing shares of common stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment. The additional shares available for issuance could be used for potential strategic transactions, including, among other things, acquisitions, joint ventures, restructurings, business combinations and investments, although there are no such plans, proposals or arrangements, written or otherwise pertaining to such strategic transactions at this time. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock.

Shares of Series B preferred stock that have been duly converted into common stock shall not be reissued as Series B preferred stock but shall instead return to the status of authorized but unissued shares of preferred stock of the Company undesignated as to series.

Anti-Takeover Effects of the Reverse Split and Cash Distribution

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT

Our Articles of Incorporation and bylaws contain provisions that may make it more difficult for a third party to acquire us or discourage acquisition bids for us. Our board of directors is authorized, without the action of our stockholders, to issue authorized but unissued common stock and preferred stock. The Reverse Stock Split would result in an increase in the amount of our authorized but unissued shares of common stock. The existence of undesignated preferred stock and authorized but unissued preferred and common stock enables our Board of Directors to use the additional shares for issuance to resist or frustrate a third-party takeover effort providing an above-market premium that is favored by a majority of independent stockholders by issuing additional shares. Our Bylaws, Articles of Incorporation and Nevada state law do not provide our stockholders with cumulative voting rights.

Our Board of Directors is not aware of any attempt to take control of the Company and has not presented this Reverse Stock Split with the intention that the increase in the number of available authorized but unissued shares of common stock be used as a type of anti-takeover device, and the Reverse Stock Split will have no effect on management tenure or the structure of the Company. The Board of Directors approved the Reverse Stock Split on January 16, 2013.

The Reverse Stock Split is also not part of a plan to adopt a series of amendments to our Articles of Incorporation or Bylaws to institute more anti-takeover provisions. We also do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the primary reasons for the Reverse Stock Split are to have enough authorized but unissued shares of common stock to convert outstanding shares of Series B preferred stock, as well as to decrease the number of total stockholders and increase the amount of shares of common stock available for issuance in order to attract potential investors and conduct equity financings.

While the Reverse Stock Split may have anti-takeover ramifications for our stockholders, our Board of Directors believes that the financial flexibility offered by the Reverse Stock Split will outweigh the disadvantages. To the extent the Reverse Stock Split may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves our stockholders’ interests.

Effects on Ownership by Individual Stockholders

Our common stock holders should recognize that if the Reverse Stock Split is effected and they own an amount of shares of our common stock equal to or greater than 2,000, they will own a smaller number of shares of common stock than they currently own (approximately equal to the number of shares of common stock owned immediately prior to the Reverse Stock Split divided by 800, and after giving effect to the rounding up of fractional shares to the nearest whole share and the rounding up of odd-lot shareholdings to rounds lots). Our common stock holders which own fewer than 2,000 shares of our common stock should recognize that, if the Reverse Stock Split is effected, their outstanding shares of common stock will be cancelled, they shall cease to be stockholders of the Company and shall receive a cash distribution (approximately equal to the number of shares of common stock owned immediately prior to the Reverse Stock Split multiplied by $0.025 per share, without interest and less any applicable withholding tax, and after giving effect to the rounding up of the aggregate amount of any such cash distribution to the nearest whole cent).

The Reverse Stock Split would affect stockholders’ percentage ownership interests in the Company and/or their proportionate voting power. Current holders of common stock may continue to sell their shares of common stock on the OTC Bulletin Board.

Effects on Common Stock Held in Street Name

We intend for the Reverse Stock Split to treat stockholders holding our common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the reverse stock split and cash distribution for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

A stockholder holding fewer than 2,000 shares of our common stock in street name who would receive cash out of the Reverse Stock Split should instruct its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner and in any event prior to the effective date of the Reverse Stock Split, which is expected to be on or about the 20th calendar day following the date this proxy statement is first mailed to our stockholders, to ensure that such stockholder will be considered a holder of record prior to the effective date of the Reverse Stock Split. A stockholder holding fewer than 2,000 shares of common stock in street name through a nominee who does not transfer shares into a record account prior to the effective date of the Reverse Stock Split may not have its shares cashed out in connection with the Reverse Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of more than 2,000 shares of our common stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions prior to the effective date of the Reverse Stock Split to our designated transfer agent (the “Transfer Agent”).

Effect on Options, Warrants and Other Securities

In addition to decreasing the number of shares of our outstanding common stock, we would adjust the number and exercise price of all of our outstanding convertible options, warrants and other securities as a result of the Reverse Stock Split, as required by the individual terms of each of these securities.

In particular, while shares of our Series B preferred stock are each, as of the date of this Proxy Statement, automatically convertible into 800 shares of our common stock, as a result of the Reverse Stock Split, each share of Series B preferred stock would instead be automatically convertible into one share of common stock. Furthermore, the filing by us of an amendment to our Articles of Incorporation effectuating the Reverse Stock Split would trigger the automatic conversion of each issued and outstanding share of Series B preferred stock so that, upon the filing by us of an amendment to our Articles of Incorporation effectuating the Reverse Stock Split, all 44,825,044 shares of Series B preferred stock currently outstanding as of the date of this Proxy Statement would automatically convert into 44,825,044 shares of common stock.

The Reverse Stock Split would not affect any of the other rights currently accruing to holders of our options, warrants or other securities convertible into our common stock.

Other Effects on Outstanding Shares

If our Board of Directors implements the Reverse Stock Split, then the rights of the outstanding shares of our common stock would remain the same after the Reverse Stock Split. Each share of our common stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

Although the Reverse Stock Split may result in an increase in the market price of our common stock, the Reverse Stock Split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split and cash distribution. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after Reverse Stock Split.

Our common stock is currently registered under Section 12(g) of the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split would not affect the registration of our common stock under the Exchange Act.

Effect on Authorized Shares of Common Stock

If we implement the Reverse Stock Split after stockholder approval of this Proposal No. 1, we would not reduce the number of authorized shares of our common stock as designated by our Articles of Incorporation.

Procedure for Effecting the Proposed Reverse Stock Split, Cash Distribution and Exchange of Stock Certificates

If our stockholders approve the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split as described in this Proposal No. 1, our Board of Directors may elect whether or not to declare the Reverse Stock Split. The Reverse Stock Split would be implemented by filing the appropriate amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, and the Reverse Stock Split would become effective on the date the filing is accepted by the Secretary of State of the State of Nevada. Further, prior to filing the amendment to our Articles of Incorporation reflecting the Reverse Stock Split, we would first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten days prior to our anticipated record date for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Procedure for Stockholders with 2,000 or More Shares of Common Stock

As of the effective date of the Reverse Stock Split, each certificate held by a common stockholder with a total of 2,000 or more pre-Reverse Stock Split shares of common stock would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. However, holders of un-exchanged stock certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date of the Reverse Stock Split until they surrender their old stock certificates for exchange. All shares of common stock underlying options, warrants, Series B convertible preferred stock and other securities will be adjusted pursuant to the individual terms of each such security.

Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date of the Reverse Stock Split, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the Reverse Stock

Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until such surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share and further rounded up to 100 shares in the case of any stockholder who would hold less than 100 shares of common stock as a result of the Reverse Stock Split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Procedure for Stockholders with Less than 2,000 Shares of Common Stock

As of the effective date of the Reverse Stock Split, each certificate held by a common stockholder with fewer than 2,000 total shares of common stock would be deemed, for all corporate purposes, to be cancelled, and such stockholders shall cease to be stockholders of the Company.

Within 10 days of the effective date of the Reverse Stock Split, stockholders of record would receive a letter of transmittal from our Transfer Agent requesting them to surrender their old stock certificates for a cash payment equal to the number of shares of common stock held by that stockholder multiplied by $0.025 per share, without interest and less any applicable withholding tax. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates for cash payment. No cash payment will be remitted to a stockholder until the stockholder has surrendered his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent. In the event we are unable to locate certain stockholders or if a stockholder fails to properly follow the Transfer Agent’s instructions, any funds payable to such holders pursuant to the Reverse Stock Split will be held until a proper claim is made, subject to applicable abandoned property laws. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

We would not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split would be rounded up to the nearest whole share.

Odd-Lot Shareholdings

Stockholders who own “odd-lots,” or less than 100 shares of common stock, typically experience an increase in the cost of selling their shares, as well as potentially greater difficulty in effecting such sales. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots,” or even multiples of 100 shares.

Any stockholders who: (1) owned 2,000 or more shares of common stock prior to the Reverse Stock Split; and (2) who would as a result of the Reverse Stock Split own less than 100 shares of our common stock, would instead have their shares of common stock automatically rounded up to 100 shares.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.0001 per share after the proposed Reverse Stock Split. Our capital account would also remain unchanged, and we do not anticipate that any significant accounting consequences would arise as a result of stockholder approval of the Reverse Stock Split.

Federal Income Tax Consequences

The following is a summary of potential material federal income tax consequences of the proposed Reverse Stock Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. We have based this discussion on the provisions of the United States federal income tax law as of the date of this proxy statement, which are subject to change retroactively as well as prospectively. This summary also assumes that stockholders hold the shares of our common stock as a capital asset, as defined in the Internal Revenue Code, or the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

No rulings from the Internal Revenue Service or opinions of counsel have been or will be requested with respect to any of the matters discussed herein and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below. The discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings currently in effect, all of which are subject to change, possibly on a retroactive basis. The summary does not address the tax consequences of any transaction other than the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT. AND CASH DISTRIBUTION EACH STOCKHOLDER SHOULD ALSO CONSULT HIS, HER OR ITS TAX ADVISOR AS TO ANY STATE, LOCAL, NON-U.S. AND NON-INCOME TAX CONSIDERATIONS RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE REVERSE STOCK SPLIT.

The proposed Reverse Stock Split t is intended to constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. Assuming the reverse stock split qualifies as a reorganization, the following tax consequences generally will result:

•	no gain or loss will be recognized by the Company as a result of the reverse stock split; and
•	a holder of the pre-reverse stock split shares of our common stock who receives only post-reverse stock split shares, in exchange for his, her or its shares, generally will not recognize gain or loss on the reverse stock split, the aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

Stockholders who will receive a cash payment from the Reverse Stock Split will recognize capital gain or loss, for United States federal income tax purposes, equal to the difference between the cash received for the common stock and the aggregate adjusted tax basis in such stock.

Information Reporting

Stockholders who receive shares of our common stock in connection with the Reverse Stock Split will be required to attach a statement to their tax returns for the year in which the conversion occurs that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the holder’s tax basis in the holder’s shares of common stock surrendered in connection with the reverse stock split.

U.S. stockholders may be subject to information reporting on any cash received. Back-up withholding may also apply with respect to any cash received, unless the stockholder provides proof of an exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements.

Special Factors — Dissenters’ Rights

Pursuant to Chapter 92A of the Nevada Revised Statutes (“Chapter 92A”), stockholders who would be cashed-out of the Reverse Stock Split, if they in the aggregate hold 1% or more of the outstanding shares of our common stock immediately prior to the Reverse Stock Split, are entitled to dissent and may elect to have the Company purchase pre-reverse stock split shares for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A. The fair value of the shares of any stockholder means the value of such shares immediately before effectuation of

Proposal no. 1, excluding any appreciation or depreciation in anticipation of the Reverse Stock Split, unless exclusion of any appreciation or depreciation would be inequitable.

Chapter 92A, Sections 92A.300 through 92A.500, inclusive, is set forth in its entirety in Annex B to this Proxy Statement. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Annex B. If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Stockholders who otherwise would receive a cash payment in the Reverse Stock Split and who have not validly tendered their shares of common stock, if such holders in the aggregate hold 1% or more of the outstanding shares of our common stock immediately prior to the Reverse Stock Split, will be entitled to exercise dissenters’ rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by the Nevada state court and will be entitled to receive a cash payment equal to such fair value. Any judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the $0.025 per share to be paid in connection with Proposal No. 1. In addition, stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the transaction on the amount determined to be the fair value of their shares.

Within 10 days after the effectuation of the Reverse Stock Split, the Company will send a written notice (a “Dissenters’ Rights Notice”) to all the record stockholders of the Company entitled to dissenters’ rights, if any. The Dissenters’ Right Notice will be accompanied by (i) a form for demanding payment from the Company that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenters’ rights certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenters” rights.

In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions within 30 days of the date the Dissenters’ Rights notice was delivered: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to the Company.

Within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of Chapter 92A the amount the Company estimates to be the fair value of such shares, plus interest from the effective time of the reverse stock split and cash distribution. The rate of interest shall be at the average rate currently paid by the Company on its principal bank loans or, if we have no bank loans at the time, at a rate that is fair and equitable under all of the circumstances. The payment will be accompanied by the following: (i) financial statements for the Company for the year ended December 31, 2011 and the most recent interim financial statements, (ii) a statement of the Company’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment for the difference between the Company’s estimate of the fair value of the shares and the stockholder’s estimate of the fair value of the shares; and (v) a copy of Chapter 92A. If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce the dissenter’s rights by commencing an action in a state court in Nevada.

If a dissenting stockholder disagrees with the amount of the Company’s payment, the dissenting stockholder may, within 30 days of such payment, (i) notify the Company in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting stockholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and the Company accepts the offer to purchase the shares at the offer price, then the stockholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.

If a demand for payment remains unsettled, the Company must commence a proceeding in Nevada within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the common stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with Chapter 92A or (ii) against either the Company or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters” rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner. In such case, the written demand must set forth the number of hares covered by the demand.

The foregoing summary of the rights of dissenting stockholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal available under Chapter 92A. The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to Annex B to this Proxy Statement.

Source and Amount of Funds

The Company estimates that it will use approximately $18,875 in cash to complete the Reverse Stock Split, which includes cash payments to be made in lieu of issuing shares to stockholders holding fewer than 2,000 shares of common stock prior to the Reverse Stock Split, professional fees and other expenses related to the Reverse Stock Split. Total cash paid to stockholders for the cash payments will be approximately $3,875. This estimate is based on the number of shares outstanding, less the number of shares we believe to be held by stockholders holding 2,000 or more shares of common stock, multiplied by $0.025.

The estimated costs, including the amounts to be paid to stockholders, will be paid with the Company’s cash and cash from operations and existing loans and are not expected to materially adversely affect or capitalization, liquidity, results of operation or cash flow. The Board of Directors determined that the Company would still be able to pay its debts as they become due in the usual course of business if the $18,875 in cash is used to complete the Reverse Stock Split. We do not therefore expect to require any additional borrowings to pay for these costs or expenses.

Fairness of the Reverse Stock Split and Cash Distribution

Our Board of Directors believes that the Reverse Stock Split is both substantively and procedurally fair to our unaffiliated stockholders, including those stockholders being cashed out.

The Board of Directors is comprised of five members, four of whom approved the Reverse Stock Split. The fifth member did not object, but was merely absent from the meeting at which the Reverse Stock Split was approved. We neither requested nor received any report, opinion or appraisal from an outside adviser in connection with the reverse stock split and cash distribution. The Board of Directors did not believe it was necessary or advisable to seek a fairness opinion or retain an independent financial advisor because of the costs and time that would be consumed in doing so would exceed the benefits of a fairness opinion or financial advisor due to the relatively low value of the Reverse Stock Split.

The Board of Directors also did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders. Retaining an unaffiliated representative on behalf of the unaffiliated stockholders would be an added expense of the Reverse Stock Split and would not affect the outcome of the transaction because a majority vote of unaffiliated stockholders is not required under applicable law. Further, the Board of Directors believes that, because of the relatively low economic value of the shares of common stock held by unaffiliated stockholders, it would have been likely exceedingly difficult to garner sufficient votes at a meeting of our stockholders to obtain a quorum and obtain a majority vote of unaffiliated stockholders, in favor of or against, the Reverse Stock Split.

In reaching its conclusion as to the procedural and substantive fairness of the Reverse Stock Split, the Board of Directors determined that the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse Stock Split by increasing their holdings in our common stock to at least 2,000 shares or decreasing their holdings to less than 2,000 shares prior to the effective date of the Reverse Stock Split afforded protection to unaffiliated stockholders, including those stockholders being cashed out.

The Board of Directors also noted that its members hold approximately 73% of our outstanding shares of common and preferred stock on an as-converted basis and after the transaction are expected to hold approximately 73% of our outstanding shares of common stock, which aligns the interests of holders who will retain an equity interest in the Company subsequent to the Reverse Stock Split with the interests of the members of our Board of Directors in their capacities as stockholders of the Company.

The Board of Directors further noted that in determining procedural fairness, it complied and intends to comply with all of the requirements of Nevada law, including the provision of dissenters’ rights to objecting stockholders who are to be cashed out.

Regarding the per share price of $0.025 to be offered to stockholders in the Reverse Stock Split, the Board of Directors believes that such price is fair to both the Company and stockholders. The Board considered a number of factors in reaching this determination. In particular, the Board of Directors considered the present market price of our common stock, as well as the market price of our common stock immediately prior and immediately after the Company first filed a preliminary proxy statement with the SEC announcing its intentions to effectuate a reverse stock split. Furthermore, the Board of Directors considered the zero liquidation value of our common stock due to our indebtedness. The Board of Directors did not undertake to perform a detailed calculation of our liquidation value because it believes that the value received from a liquidation of our assets would not be sufficient to cover the liabilities owed to our creditors and the significant liquidation preferences of the holders of our Series B preferred stock, thus the holders of our common stock would receive no funds upon liquidation. Therefore, upon review of the current and historic market prices of our common stock and the liquidation value of our common stock, the Board determined that a price of $0.025 represents an amount that is a premium over current and historic market prices, current book value and current liquidation value, and is therefore substantively and procedurally fair to the Company and stockholders.

The Board of Directors also determined that the 1-for-800 ratio selected for the Reverse Stock Split is also fair to the Company and its stockholders, based on its determination that, in order to maximize the value of the transaction, the ratio should be high enough to achieve the stated purpose of the transaction but not be materially higher in order to minimize our cash on-hand used in connection with the Reverse Stock Split.

The Board of Directors recognizes that the Reverse Stock Split will result in a decrease in liquidity and a readily available market for our common stock. However, there has not been an active market for our shares for some time, and the Board of Directors believes that the decreased liquidity is offset by the gain to us in the ability to attract new investors and pursue new financings for new business opportunities.

After considering all of these factors, the Board of Directors concluded that, as a whole, and then specifically relating to the per share price of the cash payments, the Reverse Stock Split is procedurally and substantively fair to the Company and the Company’s stockholders, whether they remain stockholders or not following the Reverse Stock Split.

The discussion of the information and factors set forth above and considered by the board of Directors in making its decision is not intended to be exhaustive, but includes the material factors considered by the board of Directors. In view of the wide variety of factors considered in connection with the evaluation of the transaction, neither the Board of Directors nor individual directors found it useful to, nor did either it or they attempt to, quantify, rank or otherwise assign relative weight to the factors set forth above. In addition, individual members of the Board of Directors may have given different weight to different factors.

Interests of Certain Persons

Gus Rahim, one of our directors, is expected to have his 10,600 shares of common stock reverse split and rounded up to 100 shares of common stock in the Reverse Stock Split. None of our other directors or executive officers own shares of our common stock, but they do own shares of Series B preferred stock and/or options to acquire shares of Series B preferred stock. The Reverse Stock Split may increase the percentage of beneficial ownership of these directors, officers and other majority stockholders, but only by a very small percentage (less than 1%), if at all. We believe the change will be so nominal because the number of shares that are being cancelled in exchange for a cash payment is approximately equal to the number of additional shares that will be distributed to shareholders with more than 2,000 shares of pre-Reverse Stock Split common stock in order to get those shareholders to at least round-lots.

Consequences if this Proposal No. 1 is Not Approved

If this Proposal No. 1 is not approved, we will be unable to complete the conversion of our outstanding shares of Series B preferred stock into common stock.

Consequences if this Proposal No. 1 is Approved

If this Proposal No. 1 is approved, our Board of Directors intends to promptly complete the reverse stock split and cash distribution, if our Board of Directors determines that it is in the best interests of our stockholders to do so, by filing an amendment to our Articles of Incorporation. The form of amendment to our Articles of Incorporation to effect the reverse stock split is attached to this proxy statement as Annex A.

Annex Relating to this Proposal No. 1

The form of an amendment to our Articles of Incorporation is attached to this Proxy Statement as Annex A and Chapter 92A regarding dissenters’ rights is attached as Annex B.

Vote Required for Approval of this Proposal No. 1

The affirmative vote of a majority of the issued and outstanding shares of our common stock and Series B preferred stock, on a combined basis, is required to approve this Proposal No. 1.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends a vote “FOR” (1) an amendment to our Articles of Incorporation to effect a reverse stock split of the outstanding shares of common stock held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800and a cash distribution to all of our common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock in an amount equal to $0.025 per share; and (2) authorization for our board of Directors, in its discretion, to implement such reverse stock split and cash distribution by filing an amendment to our Articles of Incorporation.

PROPOSAL NO. 2
CHANGE OF COMPANY’S NAME TO EOS PETRO, INC.

General

As of October 16, 2012, the Company's Board of Directors voted to change the name of the Company to “Eos Petro, Inc.,” subject to the approval of the Company's stockholders.

In connection with the closing of our recent reorganization with Eos Petro, Inc., we changed our business strategy from focusing on operations related to the “Safe Cell Tab” business to focusing on our oil related business operations. The Board of Directors believes the proposed name change is more descriptive of our current focus on our oil related business operations.

Annex Relating to this Proposal No. 2

The form of an amendment to our Articles of Incorporation is attached to this Proxy Statement as Annex A.

Vote Required for Approval of this Proposal No. 2

The affirmative vote of a majority of the issued and outstanding shares of our common stock and Series B preferred stock, on a combined basis, is required to approve this Proposal No. 2.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends a vote “FOR” an amendment to our Articles of Incorporation to change the Company’s name to “Eos Petro, Inc.

PROPOSAL NO. 3
APPROVAL OF 2013 STOCK INCENTIVE AWARD PLAN

The 2013 Stock Incentive Award Plan for Employees and Service Providers (“2013 Incentive Plan”) was adopted by our Board of Directors on January 16, 2013, subject to approval by our stockholders. The description herein is a summary of the 2013 Incentive Plan, and is subject to and qualified by the complete text of the 2013 Incentive Plan, which is included as Annex C.

The 2013 Incentive Plan has been drafted as if the reverse stock split described in Proposal No. 1 was already approved and effectuated. Therefore, any share amounts referenced in the 2013 Incentive Plan, including the aggregate limit of 5,400,000 shares discussed further below, would not be reduced by the reverse stock split described in Proposal No. 1.

Management believes that the 2013 Incentive Plan is a key component of its total compensation package intended to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentives to employees, and other service providers.

Stockholder approval of the 2013 Incentive Plan is being sought in order that (i) the shares reserved for issuance under the 2013 Incentive Plan may be listed on a qualified stock exchange, (ii) we may grant options that qualify as statutory incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), or that are nonstatutory stock options, and (iii) compensation attributable to equity-based awards may qualify as performance-based compensation, exempt from the limits on deductibility for federal income tax purposes of certain corporate payments to executive officers.

Summary of the 2013 Incentive Plan

The 2013 Incentive Plan provides for grants to our employees and service providers of options to purchase shares of our common stock (the “Stock Options”), rights to receive the appreciation in value of common shares (the “Stock Appreciation Rights”), awards of common shares subject to restrictions on vesting and transfer (the “Restricted Shares”), and other awards based on common shares (the “Other Share-Based Awards”) (all such rights are collectively referred to as “Awards”).

Under the terms of the 2013 Incentive Plan, Awards may be granted with respect to an aggregate of not more than 5,400,000 common shares. Under the 2013 Incentive Plan, no participant may receive Awards with respect to more than 500,000 common shares during any calendar year. These share amounts would not be adjusted if the reverse stock split described in Proposal No. 1 were effectuated.

The 2013 Incentive Plan will promote our long-term growth and profitability by enabling us to attract, retain and reward key employees and service providers, and to strengthen the mutuality of interest of such employees and service providers and our stockholders by providing additional compensation to such individuals for their services in the form of equity-based incentives. Our employees and service providers will be eligible to participate in the 2013 Incentive Plan (although only employees will be eligible to receive statutory incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).

The Board has designated a Committee to act as the Administrator of the 2013 Incentive Plan. The Committee will determine who receives Awards, the type and amount of Awards, the consideration, if any, to be paid for Awards, the timing of Awards and the terms and conditions of Awards. In its sole discretion, the Committee will have the authority and power to prescribe, amend and rescind rules and regulations relating to the 2013 Incentive Plan and to construe and interpret the terms of the 2013 Incentive Plan and any Award issued under the 2013 Incentive Plan. The Board may amend, alter, suspend or terminate the 2013 Incentive Plan or the rules, guidelines and practices governing the 2013 Incentive Plan. However, stockholder approval will be required in the event such amendment would:

•	materially increase the benefits accruing to the participants of the 2013 Incentive Plan,
•	increase the number of shares of stock as to which Awards may be granted under the 2013 Incentive Plan,
•	extend the term of the 2013 Incentive Plan,
•	materially modify the requirements as to eligibility for participation in the 2013 Incentive Plan,
•	expand the types of Awards provided under the 2013 Incentive Plan, or
•	be otherwise required by applicable laws, regulations or rules.

Terms of Stock Options

The Committee may grant Stock Options that (i) qualify as statutory incentive stock options under Code Section 422A, (ii) do not qualify as statutory incentive stock options, or (iii) both. To qualify as a statutory incentive stock option, a Stock Option must meet certain requirements set forth in the Code. Stock Options are evidenced by an option agreement in the form approved by the Committee. In addition, the Committee may make grants of restricted stock, stock appreciation rights, and performance stock, in tandem or individually, or in any combination thereof, all of which must be granted under individual Award agreements between us and the recipient of such Awards.

Stock Options will be exercisable and will vest at such time or times as the Administrator determines at the time of grant. In addition, if any Stock Option is exercisable or becomes vested only in installments or after specified exercise dates, the Administrator may waive such exercise provisions and accelerate any exercise date based upon such factors as the Administrator will determine in its sole discretion. No Stock Options are transferable by the participants other than by will or by the laws of descent and distribution. Notwithstanding this general rule, a participant may transfer Stock Options, other than incentive stock options: (a) pursuant to a qualified domestic relations order, or, (b) during the participant’s lifetime, to one or more members of the participant’s family, to one or more trusts for the benefit of the participant’s family, or to a partnership the members of which are participant’s family members.

The exercise price of a Stock Option granted under the 2013 Incentive Plan may not be less than 100% of the fair market value of a share of our common stock on the date the Stock Option is granted, except that with respect to an incentive stock option, for holders of Awards who, on the date of grant, own more than 10% of the total combined voting power of all classes of our stock (or any parent or subsidiary thereof), the exercise price may not be less than 110% of the fair market value of a share of our common stock on the date of grant.

The term of each Stock Option will be established at the time of grant by the Committee and may not exceed ten years from the date the Stock Option is granted, except that the term for incentive stock options may not exceed five years for Award holders who, on the date of grant, own more than 10% of the voting power of all classes of our stock (or any parent or subsidiary thereof).

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of common stock or other of our securities, issuance of warrants or other rights to purchase common stock or other of our securities, or other similar corporate transaction or event, that affects the shares of our common stock, an adjustment or substitution may be made as approved by the Committee in accordance with applicable law. In the event of any of the transactions described above in this paragraph, the Committee will, in its sole discretion and as it deems appropriate to prevent dilution or enlargement of intended benefits, have the authority to purchase outstanding Awards, accelerate vesting of Awards, provide for the assumption of an Award or the substitution of similar rights (by or with respect to a successor or survivor corporation, or parent or subsidiary thereof), adjust the number or type of shares subject to an Award, adjust criteria relating to such Awards, or terminate such Awards.

Under the 2013 Incentive Plan, if a participant’s employment or service with us terminates by reason of disability, a Stock Option becomes immediately and automatically vested and exercisable for a period of two years from the time of termination due to disability (one year in the case of an incentive stock option). Likewise, if a participant’s employment or service terminates by reason of death, a Stock Option becomes immediately and automatically vested and exercisable for a period of two years from the date of death (eighteen months in the case of an incentive stock option).

Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment or service terminates with us for cause, any unvested Stock Options will be forfeited and terminate immediately and any vested Stock Options must be exercised within 30 days of such termination. For all other terminations, Stock Options will terminate three months after the termination date.

Terms of Stock Appreciation Rights

The Committee will determine to whom and the time or times at which Stock Appreciation Rights (or SARs) will be granted and exercisable, as well as the form and other terms and conditions thereof. SARs generally entitle the holder to receive an amount in cash or shares of our common stock (as determined by the Committee) equal in value to the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR as determined by the Committee in the Award agreement. The grant price will not be less than the fair market value of a share of stock on the date of grant of such SAR.

No SAR will exceed a period of ten years from the date of grant. A SAR may be granted free-standing or in tandem or combination with any other Award. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for stock having vesting, expiration, and other terms substantially the same as a Stock Option, so long as such exchange will not result in additional accounting expense to us.

Terms of Restricted Stock

The Committee may grant Restricted Stock Awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Stock Awards will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards.

Unless otherwise determined by the Committee, or provided in the Restricted Stock Award Agreement, if a participant’s employment or service with us terminates, any Restricted Shares held by such participant will be forfeited and reacquired by us.

Other Share-Based Awards

The Committee may grant other Share-Based Awards, including Stock Units, that may be valued in whole or in part by reference to or otherwise based on common shares. Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards. The Committee will determine the terms and conditions of such Awards.

The 2013 Incentive Plan will not be and is not intended to be tax-qualified under Code Section 401(a) and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974. The 2013 Incentive Plan is intended to be exempt from the requirements of Code Section 409A, and the Committee does not intend to issue an Award under the 2013 Incentive Plan under terms and conditions that would cause Awards to be considered nonqualified deferred compensation subject to the provisions of Code Section 409A, without the approval of the affected participant. In the unlikely event that an Award subject to Code Section 409A will be issued, the Award Agreement will include terms and conditions which comply with Code Section 409A and its implementing regulations.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to Awards granted under the 2013 Incentive Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular Award holder based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all Award holders to consult their own tax advisors concerning the tax implications of Awards granted under the 2013 Incentive Plan.

A recipient of a Stock Option or Stock Appreciation Right will not have taxable income upon the grant of the Stock Option or Stock Appreciation Right. For nonstatutory stock options and Stock Appreciation Rights, the Award holder will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares acquired and the exercise price on the date of exercise (assuming there are no restrictions on the property). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of a statutory incentive stock option will not result in any taxable income to the Award holder, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the Award holder on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the Award holder holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period (a “disqualifying disposition”), the Award holder will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. In the event of a disqualifying disposition, the Award holder will recognize as ordinary income the difference between the exercise price of the incentive stock options and the fair market value of the shares at the time of exercise. No deduction will be allowed to us with respect to incentive stock options granted or shares of common stock transferred upon exercise thereof, except that if a disqualifying disposition is made by the Award holder, we will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the Award holder making the disposition. There is a $100,000 annual limitation on the exercise of incentive stock options. Any amount above this limit will be taxed as nonstatutory stock options.

With respect to nonstatutory stock options, in general, for federal income tax purposes under present law, the grant of a nonstatutory stock option, by itself, does not result in income to the Award holder, and the exercise of a nonstatutory stock option (in whole or in part, according to its terms) results in ordinary income to the Award holder at that time in an amount equal to the excess (if any) of the fair market value of the shares of common stock on the date of exercise over the option price. Generally, the tax basis of the shares of common stock acquired upon exercise of a nonstatutory stock option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise. No deduction is allowable to us upon the grant of a nonstatutory stock option but, upon the exercise of a nonstatutory stock option, a deduction is allowable to us at that time in an amount equal to the amount of ordinary income realized by the Award holder exercising such option, if we deduct and withhold appropriate federal withholding tax.

For Restricted Stock Awards, unless the Award holder elects to be taxed at the time of grant, the Award holder will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

If the Award holder is an employee or former employee, the amount the Award holder recognizes as ordinary income in connection with an Award is subject to withholding taxes (not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the Award holder.

Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our three other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation.” Under Code Section 162(m), compensation attributable to an equity award (such as a stock option or stock appreciation right) is deemed to satisfy the requirements of “performance-based compensation” (and therefore it is deemed to be paid on account of the attainment of one or more pre-established, objective performance goals) if (i) the grant is made by a committee consisting solely of two or more outside directors, (ii) the plan under which the award is granted states a maximum number of shares or options that may be granted to any individual during a specified period of time, and (iii) the amount of compensation the individual could receive is based solely upon the increase in the value of the shares of common stock after the date of grant. The 2013 Incentive Plan is structured with the intention that the Committee will have the discretion to make Awards under the Employee Incentive Plan that would qualify as “performance-based compensation” and be deductible. We have limited the maximum number of shares with respect to which Awards may be granted to any one participant during one fiscal year to 500,000 shares of our common stock. We are seeking stockholder approval of the 2013 Incentive Plan to comply with Code Section 162(m).

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the Special Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to authorize the 2013 Incentive Plan.

PROPOSAL NO. 4
APPROVAL OF 2013 EQUITY INCENTIVE PLAN FOR DIRECTORS

The 2013 Stock Incentive Plan for Directors (“2013 Directors Plan”) was adopted by our Board of Directors on January 16, 2013, subject to approval by our stockholders. The description herein is a summary of the 2013 Directors Plan, and is subject to and qualified by the complete text of the 2013 Directors Plan, which is included as Annex D.

The 2013 Directors Plan has been drafted as if the reverse stock split described in Proposal No. 1 was already approved and effectuated. Therefore, any share amounts referenced in the 2013 Directors Plan, including the aggregate limit of 1,000,000 shares discussed further below, would not be reduced by the reverse stock split described in Proposal No. 1.

Management believes that the 2013 Directors Plan is a key component of its total compensation package intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to directors.

Stockholder approval of the 2013 Directors Plan is being sought in order that (i) the shares reserved for issuance under the 2013 Directors Plan may be listed on a qualified stock exchange, and (ii) we may grant options that are nonstatutory stock options.

Summary of the 2013 Directors Plan

The 2013 Directors Plan provides for grants to our directors of options to purchase shares of our common stock (the “Stock Options”), awards of common shares subject to vesting and other restrictions on transfer (the “Restricted Shares”), and other awards based on common shares (the “Other Share-Based Awards”) (all such rights are collectively referred to as “Awards”).

Under the terms of the 2013 Directors Plan, Awards may be granted with respect to an aggregate of not more than 1,000,000 common shares. Under the 2013 Directors Plan, no participant may receive Awards with respect to more than 500,000 common shares during any calendar year. These share amounts would not be adjusted if the reverse stock split described in Proposal No. 1 were effectuated.

The 2013 Directors Plan will promote our long-term growth and profitability by enabling us to attract, retain and reward key directors, and to strengthen the mutuality of interest of such directors and our stockholders by providing additional compensation to such individuals for their services in the form of equity-based incentives.

The Committee acts as the Administrator of the 2013 Directors Plan. The Committee will determine who receives Awards, the type and amount of Awards, the consideration, if any, to be paid for Awards, the timing of Awards and the terms and conditions of Awards. In its sole discretion, the Committee will have the authority and power to prescribe, amend and rescind rules and regulations relating to the 2013 Directors Plan and to construe and interpret the terms of the 2013 Directors Plan and any Award issued under the 2013 Directors Plan. The Board may amend, alter, suspend or terminate the 2013 Directors Plan or the rules, guidelines and practices governing the 2013 Directors Plan. However, stockholder approval will be required in the event such amendment would:

•	materially increase the benefits accruing to the participants of the 2013 Directors Plan,
•	increase the number of shares of stock as to which Awards may be granted under the 2013 Directors Plan,
•	extend the term of the 2013 Directors Plan,
•	materially modify the requirements as to eligibility for participation in the 2013 Directors Plan,
•	expand the types of Awards provided under the 2013 Directors Plan, or
•	be otherwise required by applicable laws, regulations or rules.

Terms of Stock Options

The Committee may only grant Stock Options that are nonstatutory stock options. Incentive Stock Options within the meaning of Code Section 422 may not be granted under the 2013 Directors Plan. Stock Options are evidenced by an option agreement in the form approved by the Committee. In addition, the Administrator may make grants of restricted stock and performance stock, in tandem or individually, or in any combination thereof, all of which must be granted under individual Award agreements between us and the recipient of such Awards.

Stock Options will be exercisable and will vest at such time or times as the Administrator determines at the time of grant. In addition, if any Stock Option is exercisable or becomes vested only in installments or after specified exercise dates, the Administrator may waive such exercise provisions and accelerate any exercise date based upon such factors as the Administrator will determine in its sole discretion. No Stock Options are transferable by the participants other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order. A participant may transfer Stock Options during the participant’s lifetime to a member of the participant’s family or a family entity. When a Director’s directorship is terminated, all unvested Stock Options are forfeited and any unexercised vested Stock Options must be exercised within one year following the date of termination of the directorship.

The exercise price of a Stock Option granted under the 2013 Directors Plan may not be less than 100% of the fair market value of a share of our common stock on the date the Stock Option is granted.

The term of each Stock Option will be established at the time of grant by the Compensation Committee and may not exceed ten years from the date the Stock Option is granted.

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of common stock or other of our securities, issuance of warrants or other rights to purchase common stock or other of our securities, or other similar corporate transaction or event, that affects the shares of our common stock, an adjustment or substitution may be made as approved by the Committee in accordance with applicable law. In the event of any of the transactions described above in this paragraph, the Committee will, in its sole discretion and as it deems appropriate to prevent dilution or enlargement of intended benefits, have the authority to purchase outstanding Awards, accelerate vesting of Awards, provide for the assumption of an Award or the substitution of similar rights (by or with respect to a successor or survivor corporation, or parent or subsidiary thereof), adjust the number or type of shares subject to an Award, adjust criteria relating to such Awards, or terminate such Awards.

Under the 2013 Directors Plan, when the director no longer serves as a member of our board of directors for reasons other than death, all unvested Stock Options granted to the participant will be forfeited. In the event of the participant’s death, all outstanding Stock Options will be immediately vested and exercisable.

Terms of Restricted Stock Awards

The Committee may grant Restricted Stock Awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Stock Awards will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards.

Unless otherwise determined by the Committee, or provided in the Restricted Stock Award Agreement, if a participant’s service with us terminates, any Restricted Shares held by such participant will be forfeited and reacquired by us.

Other Share-Based Awards

The Committee may grant other Share-Based Awards, including Share Units, that may be valued in whole or in part by reference to or otherwise based on common shares. Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards. The Committee will determine the terms and conditions of such Awards.

The 2013 Directors Plan will not be and is not intended to be tax-qualified under Code Section 401(a) and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974. The 2013 Directors Plan is intended to be exempt from the requirements of Code Section 409A, and the Committee has no intention to issue an Award under the 2013 Directors Plan under terms and conditions that would cause Awards to be considered nonqualified deferred compensation subject to the provisions of Code Section 409A, without the approval of the affected participant.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to Awards granted under the 2013 Directors Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular Award holder based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all Award holders to consult their own tax advisors concerning the tax implications of Awards granted under the 2013 Directors Plan.

A recipient of a Stock Option will not have taxable income upon the grant of the Stock Option. For nonstatutory stock options, the Award holder will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

With respect to nonstatutory stock options, in general, for federal income tax purposes under present law, the grant of a nonstatutory stock option, by itself, does not result in income to the Award holder, and the exercise of a nonstatutory stock option (in whole or in part, according to its terms) results in ordinary income to the Award holder at that time in an amount equal to the excess (if any) of the fair market value of the shares of common stock on the date of exercise over the option price. Generally, the tax basis of the shares of common stock acquired upon exercise of a nonstatutory stock option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise. No deduction is allowable to us upon the grant of a nonstatutory stock option but, upon the exercise of a nonstatutory stock option, a deduction is allowable to us at that time in an amount equal to the amount of ordinary income realized by the Award holder exercising such option, if we deduct and withhold appropriate federal withholding tax.

For Restricted Stock Awards, unless the Award holder elects to be taxed at the time of grant, the Award holder will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the Special Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to authorize the 2013 Directors Plan.

DESCRIPTION OF OUR SECURITIES

Our Common Stock

There are 300,000,000 shares of common stock authorized for issuance. As of the date of this Proxy Statement, there are 61,633,891 shares of common stock issued and outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of our preferred stock. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock. There are no sinking fund provisions applicable to our common stock. Our common stock has no preemptive or conversion rights or other subscription rights.

Our Preferred Stock

There are 100,000,000 shares of our preferred stock authorized for issuance. On October 2, 2012, we filed a Certificate of Designations with respect to the authorization by our board of directors of a series of preferred stock designated as the Series B preferred stock. As of the date of this Proxy Statement, there are 44,825,044 shares of preferred stock issued and outstanding, which consist entirely of shares of our Series B preferred stock. 43,850,044 of these shares of Series B preferred stock were issued in connection with the closing of the transactions contemplated by the Merger Agreement. Prior to the Merger Agreement, Al Rahim, an affiliate of the Company and brother to Gus Rahim, one of the Company’s directors, was in control of the Company. After the Merger Agreement, Plethora Partners LLC (“Plethora Partners”), a company wholly-owned by our CEO, CFO and Chairman of the Board Nikolas Konstant, which owns 32,500,100 shares of Series B preferred stock, acquired control of the Company: the 32,500,100 shares represent approximately 73% of the outstanding voting securities of the Company as of the date of this Proxy Statement.

The remaining 975,000 shares of Series B preferred stock were issued in consideration of consulting services and financings.

Each share of our Series B preferred stock is convertible into 800 shares of our common stock, subject to certain specified adjustments, including, without limitation, adjustments based on common stock dividends, stock splits, stock reclassifications or the consummation of a merger, reorganization or sale of all or substantially all of our assets. The shares of Series B preferred stock will automatically convert into shares of our common stock upon the filing, by us, of an amendment to our Articles of Incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock.

On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), holders of Series B preferred stock will vote together with the holders of common stock as a single class and each holder of outstanding shares of Series B preferred stock will be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B preferred stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. In addition, so long as any shares of Series B preferred stock are outstanding, we will not without the consent or vote of the holders of a majority of the outstanding shares of the Series B preferred stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of our Articles of Incorporation (or the certificate of designation for the Series B preferred stock), if such amendment would increase the authorized shares of the Series B preferred stock or alter or change the powers, preferences or special rights of the shares of the Series B preferred stock so as to affect the Series B preferred stock adversely.

Any shares of Series B preferred stock that are converted into shares of common stock or repurchased by us will have the status of authorized but unissued shares of preferred stock, undesignated as to series.

If, at any time that any shares of Series B preferred stock are outstanding, we declare a dividend or distribution of cash, securities, properties or assets, we have agreed to simultaneously declare a dividend or distribution on shares of Series B preferred stock as if such shares were converted into shares of common stock on the record date for such dividend or distribution. No dividends or distributions will be payable to holders of shares of common stock unless the full dividends or distributions are paid to the holders of the Series B preferred stock at the same time. Dividends on the Series B preferred stock will be non-cumulative.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, our assets available for distribution to our stockholders will be distributed among the holders of the outstanding shares of Series B preferred stock and common stock, pro rata, in proportion to the shares of common stock then held by them and the shares of common stock which they then have the right to acquire upon conversion of the shares of Series B preferred stock then held by them, regardless of whether or not actual conversion at such time would be permissible.

Our Board of Directors has the authority, without further action by our stockholders, to designate and issue up to 53,000,000 additional shares of our preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. In addition, our board of directors may fix the rights, preferences and privileges of any series of our preferred stock that the board of directors may determine to issue. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to our common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of our common stock. As a result, shares of our preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult.

Options and Warrants

As of the date of this Proxy Statement we have outstanding options to purchase an aggregate of 100,000 shares of Series B preferred stock, which have been issued to current and former members of our board of directors. Each of these options has an exercise price of $2.50 per share.

As of the date of this Proxy Statement we have outstanding warrants to purchase an aggregate of 9,918,000 shares of common stock. These warrants have an average weighted exercise price of $3.96 per share. These warrants would not be reduced or otherwise affected by any reverse stock split.

Notes Payable

On October 24, 2011, Eos and Nikolas Konstant, the CEO and Chairman of both Eos and the Company, jointly and severally agreed to borrow $200,000 from RT Holdings, LLC, an unaffiliated third party (“RT”). After the note was orally amended on February 15, 2013, the principal amount of the loan accrues interest at 24% per annum from October 24, 2011, and the maturity date is April 30, 2013. On the maturity date, in addition to repaying in full the principal amount owed to RT, plus interest, Eos and Mr. Konstant agreed to pay RT an additional fee of $10,000. As of the date of this Report, Eos and Mr. Konstant have paid RT $40,000, which shall first be applied to accrued and unpaid interest on the loan and then the outstanding principal. In exchange for the loan, Eos issued to RT 220,000 restricted shares of Eos’ common stock. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

On February 16, 2012, Eos executed a series of agreements with Vatsala Sharma, an unaffiliated individual (“Sharma”) in order to secure a $400,000 bridge loan. This amount was subsequently increased to $600,000 (the “Sharma Loan”). The loan bears interest at 18% per year. The loan’s maturity date, pursuant to an oral extension on January 14, 2013, is April 30, 2013. Additionally and pursuant to the January 9, 2013 oral extension, Eos agreed to make a payment of principal in the amount of $150,000 as soon as Eos or the Company receives funds under a new financing agreement, if such funds are received prior to the maturity date. The Sharma Loan is personally guaranteed by Mr. Konstant and some of his personal assets and was secured by a first priority security interest in Eos’ assets. Sharma subsequently agreed to subordinate her security interest to that of 1975 Babcock, LLC, an unaffiliated holder of an August 2, 2012 note (“Babcock”), to the extent their security interests overlap. As additional consideration for the Sharma Loan, Sharma received 400,000 restricted shares of Eos’ common stock. These shares of common stock were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement. If the loan is not repaid by the maturity date, we will issue to Sharma at least an additional 275,000 shares of our common stock.

On June 18, 2012, Eos entered into a bridge loan agreement to obtain a $350,000 loan with Vicki Rollins, an unaffiliated individual. Pursuant to an oral extension on January 14, 2013, the loan is due on April 30, 2013 and accrues interest at 6% per annum. Additionally and pursuant to the January 14, 2013 oral extension, Eos agreed to make a payment of principal in the amount of $150,000 as soon as Eos or the Company receives funds under a new financing agreement, if such funds are received prior to the maturity date. In the event that the loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest will accrue interest at a rate of 18% per annum. The loan used to be secured by a first priority security interest in all of Eos’ assets, including newly acquired assets, which was shared with Sharma, but on October 2, 2012 Ms. Rollins agreed to subordinate her interest in to that of Babcock, so that Ms. Rollins and Sharma now share a second priority security interest in Eos’ assets, to the extent their security interests overlap with the security interest of Babcock. Eos is prohibited from incurring additional indebtedness during the term of the loan, with the exception of the existing Sharma loan, without the written consent of Vicki Rollins. Eos agreed to issue to Ms. Rollins 175,000 warrants to purchase common stock with an exercise price of $2.50 and a two-year term. Pursuant to the Merger Agreement, we issued 175,000 warrants with substantially similar terms to Ms. Rollins in the place of Eos.

On August 2, 2012, Eos executed a series of agreements with Babcock in order to secure a $300,000 loan (the “Babcock Loan”). Pursuant to the Babcock Loan documents, Eos granted Babcock a mortgage and security interest in and on the Works Property and related assets, agreements and profits. To the extent Babcock’s security interest overlaps with that of Sharma and Rollins, Sharma and Rollins have agreed that their interests would be junior to those of Babcock. The Babcock Loan was personally guaranteed by Mr. Konstant, and Eos was obligated to enter into a 3-year, $7,500 a month property lease for 7,500 square feet of property located at 1975 Babcock Road, San Antonio, Texas. The lease was also personally guaranteed by Mr. Konstant. As additional consideration, Eos agreed to issue to Babcock 20,000 restricted shares of Eos’ common stock and 20,000 warrants for Eos’ common stock with a three-year term and an exercise price of $2.50, both for the price of $10,000. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement, and we issued equivalent warrants to Babcock. Eos initially agreed to pay the principal sum of the loan, together with accrued interest of $5,000 by the maturity date, October 15, 2012, but the maturity date was subsequently amended on January 14, 2013 to April 30, 2013 pursuant to an oral amendment. Additionally, pursuant to the January 14, 2013 oral amendment, Eos agreed to make a payment of principal in the amount of $150,000 as soon as Eos or the Company receives funds under a new financing agreement, if such funds are received prior to the maturity date. Upon receipt of such $150,000 payment, Babcock agreed to release its first position security interest on Eos’ assets. If Eos repays the principal sum and interest in full by the maturity date, Eos may pay a $25,000 lease termination fee to void the lease in its entirety.

On December 26, 2012, the Company executed a series of agreements with Clouding IP, LLC (“Clouding”) in order to secure a $250,000 loan (the “Clouding Loan”). Pursuant to the Clouding Loan documents, the Company granted Clouding a mortgage and security interest in and on the Company’s assets. The maturity date of the Clouding Loan was March 31, 2013, and interest accrues on the Clouding Loan at a rate of 4% per annum commencing December 26, 2012. On the maturity date, the Company further agreed to pay to Clouding a loan fee of $25,000. At Clouding’s option, the principal amount of the loan, together with any accrued and unpaid interest or other charges, may be converted into Series B Preferred Stock of the Company at a conversion price of $2.50 per share. If all outstanding shares of Series B Preferred Stock have automatically converted pursuant to their terms when Clouding elects to exercise its option, Clouding will instead receive an equivalent number of shares of common stock equal to the number of shares of Series B Preferred Stock that Clouding would have otherwise received.

As additional consideration for the Clouding loan, the Company agreed to sell to Clouding 250,000 shares of Series B Preferred Stock for the purchase price of $5,000, where such price was included in the total amount of the Clouding Loan. If the Clouding Loan was not repaid in full by March 31, 2013, the Company agreed to issue to Clouding an additional 150,000 shares of Series B Preferred Stock. Since the Company had not repaid the Clouding Loan in full by March 31, 2013, the Company issued Clouding an additional 150,000 shares of Series B Preferred Stock.

On February 8, 2013, the Company and Eos entered into a series of agreements with LowCal Industries, LLC (“LowCal”). In the agreements, LowCal agreed to purchase from Eos, for $1,240,000, a promissory note in the principal amount of $1,250,000 with interest at 10% per annum (the “LowCal Loan”). The Company guaranteed Eos’ repayment of the LowCal Loan. The principal and all interest on the LowCal Loan is due in one installment on or before August 13, 2013 (the “Maturity Date”). LowCal further agreed to purchase 500,000 shares of Series B Convertible Preferred Stock of the Company for $10,000.

Nevada Anti-Takeover Statutes

Our Articles of Incorporation and bylaws contain provisions that may make it more difficult for a third party to acquire our Company or discourage acquisition bids for our Company. Our board of directors is authorized, without the action of our stockholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables reflect, as of the date of this Proxy Statement, the beneficial ownership of: (a) each of our directors, (b) each named executive officer, (c) each person known by us to be a beneficial holder of 5% or more of our common stock, and (d) all of our directors and executive officers as a group.

Except as otherwise indicated below, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the principal address of each shareholder, director and listed executive officer is 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067.

Name of Beneficial Owner – 5% or Greater Stockholders	Number of Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned Assuming the Conversion of All Shares of Series B Stock(2)
Nikolas Konstant	26,000,080,000	(3)	72.38%

*	Less than 1%

Name of Beneficial Owner – Management and Directors	Number of Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned Assuming the Conversion of All Shares of Series B Stock(2)
Nikolas Konstant	26,000,080,000	(3)	72.38%
Martin B. Oring	20,000,000	(4)	*
John R. Hogg	20,000,000	(5)	*
John Mitola	100,000,000	(6)	*
Gus Rahim	10,600	(7)	*
Directors and officers as a group (five persons)	26,140,090,600		72.77%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date of this Proxy Statement, including but not limited to the right to acquire shares of common stock subject to options, warrants or convertible preferred stock. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table will have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the shareholders, officers, directors and stockholders can be reached at our principal offices, located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067.
(2)	Percentage of ownership is based on an assumed 35,921,669,091 shares of common stock outstanding, which in turn consists of 61,633,891 shares of common stock and 44,825,044 shares of Series B preferred stock currently outstanding as of the date of this Proxy Statement. The outstanding shares of Series B preferred stock are convertible into: (i) 800 shares of common stock per share of Series B preferred stock; and (ii) an aggregate of 35,860,035,200 shares of common stock. The shares of Series B preferred stock are entitled to vote together with the common stockholders on an as-converted basis. All issued and outstanding shares of Series B preferred stock will automatically convert into shares of common stock upon the filing of an amendment to the Articles of Incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock. Other than shares of common stock issuable upon the conversion of shares of Series B stock, which for the purposes of this table we have deemed converted and outstanding for every stockholder, shares of common stock subject to options or warrants, or which may otherwise be acquired within 60 days of the date of this Proxy Statement, are deemed outstanding for computing the percentage ownership of the stockholder holding the options, warrants or other such right, but are not deemed outstanding for computing the percentage ownership of any other stockholder.
(3)	Consists of 32,500,100 shares of Series B preferred stock held by the Plethora Trust, a Delaware statutory trust of which Mr. Konstant is the principal beneficiary. The shares are convertible, in the aggregate, into 26,000,080,000 shares of common stock. In addition, if we were to assume that only Mr. Konstant’s shares of Series B preferred stock were converted, and not any other securities convertible into common stock held by others, Mr. Konstant would beneficially own 99.76% of the outstanding shares of common stock. Mr. Konstant is our President, CEO, CFO and Chairman of the Board of Directors.
(4)	Consists of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. In addition, if we were to assume that only Mr. Oring’s options were exercised and converted into common stock, and not any other securities convertible into common stock held by others, Mr. Oring would beneficially own 24.50% of the outstanding shares of common stock. Mr. Oring is a member of our board of directors.
(5)	Consists of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. In addition, if we were to assume that only Mr. Hogg’s options were exercised and converted into common stock, and not any other securities convertible into common stock held by others, Mr. Hogg would beneficially own 24.50% of the outstanding shares of common stock. Mr. Hogg is a member of our board of directors.
(6)	Consists of 100,000 shares of Series B preferred stock and options to purchase 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock are held by Quantum Advisors, LLC, of which Mr. Mitola is the controlling member. The shares of Series B preferred stock are convertible, in the aggregate, into 80,000,000 shares of common stock and the shares of Series B preferred stock underlying the options to purchase are convertible, in the aggregate, into 20,000,000 shares of common stock, for a total of 100,000,000 shares of common stock. The options to purchase vested on May 1, 2012 and expire on May 1, 2015. In addition, if we were to assume that only Mr. Mitola’s shares of Series B preferred stock and options were converted, and not any other securities convertible into common stock held by others, Mr. Mitola would beneficially own 61.86% of the outstanding shares of common stock. Mr. Mitola is a member of our board of directors, our corporate secretary, and the CEO of Plethora Energy, Inc., which is a wholly-owned subsidiary of Eos.
(9)	Consists of 10,600 shares of common stock.

CORPORATE GOVERNANCE

General

We are committed to having sound corporate governance principles. We believe that such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace.

We have five members of our board and do not have a separately designated audit, compensation or nominating committee of our board. The functions customarily delegated to these committees are performed by our full board. We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors.

Although the board does not have an audit committee, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, our board is deemed to be its audit committee and, as such, functions as an audit committee and performs some of the same functions as an audit committee including: (i) selection and oversight of our independent accountant; (ii) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (iii) engaging outside advisors.

We anticipate that the board will form committees and adopt related committee charters, including an audit committee, corporate governance and nominations committee and compensation committee. During the fiscal year ended December 31, 2012, our board did not have any deliberations concerning executive officer compensation. Nikolas Konstant, or CEO and Chairman of the Board, also serves as the CEO and Chairman of the Board of Eos. John Mitola, our corporate secretary and a current member of our board, also serves as a board member of Eos. John Hogg and Martin Oring are also members of both our board and the board of Eos. Lastly, James Lanshe, who resigned on December 17, 2012 from our board, also served as a member of the board of Eos.

Related Party Transactions

Transactions with Mr. Konstant

Our principal offices used to be located at 2049 Century Park East, Suite 3670, in Los Angeles, California (we entered into a new lease agreement for new office space on December 27, 2012). We subleased this approximately 2,000 square feet of space pursuant to an oral agreement with Princeville Group LLC (“Princeville”), an affiliate of Mr. Konstant, which in turn has an agreement to lease the space from an unaffiliated third party. Princeville pays $4,000 a month to the unaffiliated party, and we in turn pay $4,000 a month to Princeville. This oral lease was renewable on a year-to-year basis. We changed principal office locations on December 27, 2012.

Eos has issued 32,500,100 restricted shares of Eos’ common stock to Plethora Partners, LLC (“Plethora”) in a series of four transactions. These shares were subsequently converted into 32,500,100 shares of our Series B preferred stock in the Merger. Plethora is a company wholly-owned by Nikolas Konstant. At the time all four transactions were consummated, Mr. Konstant was the founder of Eos, Member of and Chairman of the Board of Directors of Eos. After the Merger Agreement, Mr. Konstant also became Cellteck’s President, Chief Executive Officer, Chief Financial Officer, Director on and Chairman of the Board of Directors. The 32,500,100 shares were issued in the following transactions:

•	On May 2, 2011, Eos issued the first 1,100 restricted shares of Eos’ common stock to Plethora per action by written consent of the sole stockholder in consideration for $10.00. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.
•	On May 3, 2011 Eos entered into a Contribution Agreement with Plethora. Upon consummation of the agreement, Eos issued 24,999,000 restricted shares of Eos’ common stock to Plethora. Furthermore, pursuant to the terms of the agreement, upon completion of the transaction to acquire the Works Property, Eos issued 6,500,000 restricted shares of Eos’ common stock to Plethora. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

•	On February 16, 2012 Eos entered into an agreement with Sharma in order to obtain a $400,000 bridge loan. In order to secure the loan, Nikolas Konstant pledged and guaranteed some of his personal assets (the “Pledge”). As consideration for the Pledge, Eos issued to Plethora 1,000,000 restricted shares of Eos’ common stock. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

Mr. Konstant has also personally guaranteed and indemnified certain obligations of Eos:

•	On October 24, 2011, Nikolas, jointly and severally with Eos, singed a promissory note to obtain a $200,000 loan from RT for Eos’ use.
•	On February 16, 2012, Eos executed a series of documents with Sharma in order to secure a $400,000 bridge loan. This amount was subsequently amended to $600,000. Mr. Konstant personally guaranteed the loan and pledged some of his personal assets.
•	On June 18, 2012, Eos entered into a bridge loan agreement to obtain a $350,000 loan from Vicki Rollins. Mr. Konstant agreed to personally indemnify Ms. Rollins against certain losses arising out of Eos’ behavior, including Eos’ failure to apply funds to pay off the loan in the event of a default.
•	On August 2, 2012, Eos executed a series of documents with Babcock in order to (1) secure a $300,000 loan, and (2) lease office space located at 1975 Babcock Road, San Antonio, Texas. Mr. Konstant personal guaranteed the loan and the lease.

On September 24, 2012, Eos entered into a Consulting Agreement with Plethora Enterprises, LLC (“Plethora Enterprises”). Mr. Konstant is the managing member of Plethora Enterprises. Plethora Enterprises agreed to provide various kinds of consulting support and advisory services to Eos. Plethora Enterprises further agreed to serve as a strategic advisor to Eos, to be in addition to Mr. Konstant’s services as a member and chairman of the board of directors. The initial term of the agreement is sixty months from September 24, 2012, but, unless either of the parties delivers a notice of termination, on the last day of each month of the term, the term shall be extended for an additional month so that, absent the delivery of a notice of termination, the term shall perpetually be sixty months. In the event of any termination by Eos, within 30 days of the effective date of such termination, Eos must pay to Plethora Enterprises a termination fee equal to the product of 36 and the arithmetic mean of the Monthly Fee, as that term is defined below.

In exchange for Plethora Enterprises’ services, Eos agreed to compensate Plethora Enterprises commencing in September 2012 a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month, provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which Eos has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months. For the purposes of the next sentence, each month the EBITDA of Eos for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of Eos for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000. Once deferred Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. In addition to the monthly fee, Eos shall pay Plethora Enterprises a fee based on the growth of Eos: concurrent with the closing of any acquisitions, Eos shall pay to Plethora Enterprises a fee equal to 1% of the aggregate consideration paid in such acquisition (which includes debt assumed), with a minimum fee of $60,000 per acquisition, regardless of the size of the acquisition.

Eos also has an unsecured non-interest bearing related party loan in the amount of $40,000 and $39,598 as of December 31, 2012 and December 31, 2011 respectively. This advance is from Nikolas Konstant. The proceeds were used for daily business operations. The loan is non-interest bearing and it is due on demand.

Transactions with other Related Parties

On August 29, 2011, Eos incurred $10,750 each from EAOG and PBOG. EAOG is owned 90% by Eos, and PBOG is owned 90% by Plethora Oil and Gas Limited, a company which in turn is 100% owned by Nikolas Konstant. The other 10% of EAOG and PBOG are owned by Baychester.

On October 3, 2011, Eos entered into an Exclusive Business Partner and Advisory Agreement with Baychester, which owns a 10% minority interest in EAOG and PBOG. Pursuant to the agreement, Eos agreed to pay Baychester a monthly consulting fee of $10,000. Furthermore, if either PBOG or EAOG is granted a concession in West Africa, Baychester will be issued 5,000,000 shares of our Series B preferred stock, or, if the automatic conversion contemplated by the Merger Agreement has been consummated, shares of our common stock. Baychester is also entitled to a bonus fee if Eos consummates a business arrangement with a third party as a result of Baychester’s introduction or contract.

Eos also entered into a Services Agreement with Quantum Advisors, LLC (“Quantum”) on July 1, 2012. Quantum’s managing member is John Mitola, who, at the time of execution of the agreement, was a member of the Board of Directors of Eos. Mr. Mitola also now serves on the Board of Directors of Cellteck and is the President and CEO of Plethora Energy. Commencing in the first month following the earlier to occur of (i) Eos successfully raising a minimum of $2.5 million in equity financing; or (ii) Eos becoming cash flow positive on a monthly basis, Eos agreed pay Quantum a monthly fee of $5,000 per month, payable on the 15th day of each month (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and Eos is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum shall receive such success fees for providing services in support of certain future acquisition and/or financing projects of Eos, the parameters of which shall be laid out Eos. Eos also agreed to grant Quantum a total of 200,000 shares of common stock. Eos already issued Quantum 50,000 restricted shares of the Eos’ common stock. These 50,000 shares were subsequently converted into 50,000 shares of our Series B preferred stock pursuant to the Merger Agreement. The Company also issued Quantum 50,000 shares of Series B Preferred Stock on December 31, 2012. The remaining 100,000 shares will vest in two equal groups if the Services Agreement has not been terminated by the following dates: July 1, 2013 and December 31, 2013. Quantum will be issued shares of our Series B preferred stock or, if the automatic conversion contemplated by the Merger Agreement has been consummated, shares of our common stock.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the board of directors also considers the candidate’s character, judgment, age and skills, including financial literacy and experience in the context of our needs and the needs of the board of directors. In addition to considering an appropriate balance of knowledge, experience and capability, the board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Director Independence

We believe that Martin B. Oring and John R. Hogg are “independent,” and that Nikolas Konstant, John Mitola and Gus Rahim are not “independent,” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules.

We do not separate the roles of Chief Executive Officer and Chairman of the Board because Mr. Konstant serves as Chief Executive Officer and Chairman of the Board.

Limitation of Liability of Directors

Nevada Revised Statutes provide that, subject to certain exceptions, or unless the Articles of Incorporation or an amendment thereto, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Articles of Incorporation do not contain a provision which provides for greater individual liability of our directors and officers.

Our Articles of Incorporation include provisions for limiting liability of our directors and officers under certain circumstances and for permitting indemnification of directors, officers and certain other persons, to the maximum extent permitted by applicable Nevada law, including that:

No director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, provided, that the foregoing clause will not apply to any liability of a director or officer for any act or failure to act for which Nevada law proscribes this limitation and then only to the extent that this limitation is specifically proscribed,

•	any repeal or modification of the foregoing provision will not adversely affect any right or protection of a director existing at the time of such repeal or modification,
•	we are permitted to indemnify our directors, officers and such other persons to the fullest extent permitted under Nevada law. Our current Bylaws include provisions for the indemnification of our directors, officers and certain other persons, to the fullest extent permitted by applicable Nevada law, and
•	with respect to the limitation of liability of our directors and officers or indemnification of our directors, officers and such other persons, neither any amendment or repeal of these provisions nor the adoption of any inconsistent provision of our Articles of Incorporation, will eliminate or reduce the effect of these provisions, in respect of any matter occurring, or any action, suit or proceeding accruing or arising or that, but for these provisions, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

DIRECTOR AND EXECUTIVE COMPENSATION

General

Our executive officers are not compensated for their services, but are reimbursed for out-of-pocket expenses incurred in furtherance of our business. We do not have any employment agreements with any of our executive officers, although we do have consulting agreements with some affiliates of some of our executive officers and directors. We do not have any retirement, pension or savings plans for management or employees at this time.

Executive Compensation

The Summary Compensation Table below sets forth the compensation awarded to, earned by, or paid to our named executive officers (“Named Executive Officers”) for the fiscal years ended December 31, 2011 and December 31, 2012.

Name and Principal Position	Year	Salary		Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Gus Rahim Director, former CEO	2012	$0		$0		$0		$0		$0	$0	$0		$0
	2011	$0		$0		$0		$0		$0	$0	$0		$0
Nikolas Konstant Director, CEO	2012	$0		$60,000	(1)	$0		$0		$0	$0	$97,000	(1)	$157,000
	2011	$0		$0		$0		$0		$0	$0	$457,510	(2)	$457,510
John Mitola Director, Secretary	2012	$8,000	(3)	$0		$11,200	(4)	$991	(5)	$0	$0	$0		$20,191
	2011	$0		$0		$0		$0		$0	$0	$0		$0

(1)	On September 25, 2012, Eos entered into a Consulting Agreement with Plethora Enterprises. Mr. Konstant is the managing member of Plethora Enterprises. In exchange for Plethora Enterprises’ services, Eos agreed to compensate Plethora Enterprises commencing in September 2012 with a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month, provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which Eos has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months. For the purposes of the next sentence, each month the EBITDA of Eos for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of Eos for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000. Once deferred Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. As of December 31, 2012, Eos owes Plethora Enterprises $97,000 in Monthly Fees, but such amount is deferred, but not abated. Plethora Enterprises is also entitled to a success fee based on successful completion of certain acquisitions. The success fee is percentage-based, but must be a minimum of $60,000 for covered acquisitions. Plethora Enterprises received a $60,000 success fee upon the closing of the Merger.
(2)	Based on 31,500,100 shares of the Company’s Series B preferred stock owned by Plethora, a company wholly-owned by Mr. Konstant as of the fiscal year ended December 31, 2011. The 31,500,100 shares were issued to Plethora upon completion of the Merger in exchange for an equal number of shares of Eos’ common stock previously held by Plethora. The $457,510 listed in the table above is based on estimates of the fair value of the stock Eos originally issued to Plethora on the respective dates of grant: (1) on May 2, 2011, Eos issued the first 1,100 restricted shares of Eos' common stock to Plethora in consideration for $10.00; (2) on May 3, 2011 Eos entered into a Contribution Agreement with Plethora pursuant to which Eos immediately issued 24,999,000 restricted shares of Eos' common stock to Plethora, for an estimated fair value amount of $2,500; and (3) on May 3, 2011, also pursuant to the terms of the Contribution Agreement with Plethora, Eos issued 6,500,000 restricted shares of Eos’ common stock to Plethora for services related to Eos’ acquisition of an oil and gas property, where the value of Plethora’s services was estimated to be $455,000.

(3)	Under Mr. Mitola’s Director’s Agreement dated May 1, 2013, Mr. Mitola is entitled to receive $1,000 per month in arrears until such time as the Company becomes cash flow positive.
(4)	Equal to the fair value on the date of grant of 200,000 shares of common stock, which shall vest in four equal installments as set forth below, pursuant to a Services Agreement with Quantum on July 1, 2012. Quantum’s managing member is John Mitola, who, at the time of execution of the agreement, was a member of the Board of Directors of Eos. Mr. Mitola also now serves on the Board of Directors of Cellteck and is the President and CEO of Plethora Energy. Commencing in the first month following the earlier to occur of (i) Eos successfully raising a minimum of $2.5 million in equity financing; or (ii) Eos becoming cash flow positive on a monthly basis, Eos agreed pay Quantum a monthly fee of $5,000 per month, payable on the 15th day of each month (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and Eos is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum shall receive such success fees for providing services in support of certain future acquisition and/or financing projects of Eos, the parameters of which shall be laid out Eos. As stated above, Eos also agreed to grant Quantum a total of 200,000 shares of common stock. Eos already issued Quantum 50,000 restricted shares of the Eos’ common stock. These 50,000 shares were subsequently converted into 50,000 shares of our Series B preferred stock pursuant to the Merger Agreement. The Company also issued Quantum 50,000 shares of Series B Preferred Stock on December 31, 2012. The remaining 100,000 shares will vest in two equal groups if the Services Agreement has not been terminated by the following dates: July 1, 2013 and December 31, 2013. Quantum will be issued shares of our Series B preferred stock or, if the automatic conversion contemplated by the Merger Agreement has been consummated, shares of our common stock.
(5)	Equal to the fair value on the date of grant of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. The options were given to Mr. Mitola on May 1, 2012 in exchange for his services as a director of Eos.

The following table provides information concerning outstanding equity awards for each of our Named Executive Officers outstanding as of December 31, 2012:

	Option Awards						Stock Awards
Name and Position	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares of units of stock that have not vested		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
John Mitola, corporate secretary	20,000,000	(1)	—	—	$2.50	May 1, 2015	—		—		—	—
	—		—	—	—	—	80,000,000	(2)	$472,000	(2)	—	—

(1)	Consists of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. The options were given to Mr. Mitola on May 1, 2012 in exchange for his services as a director of Eos.
(2)	On July 1, 2012, Eos entered into a Services Agreement with Quantum. Quantum’s managing member is John Mitola. 200,000 shares of Series B preferred stock total would be awarded to Quantum in four equal installments if he is continuing his services for Eos on four different dates. Two of these dates have already passed, for which Quantum was awarded a total 100,000 shares of Series B preferred stock. The remaining 100,000 shares shown in the able above will be awarded to Quantum on July 1, 2013 and December 31, 2013, provided the Services Agreement is still in effect at that time. Each of the 100,000 shares of Series B preferred stock is convertible into 800 shares of common stock for a total of 80,000,000 shares of common stock, which is the amount shown in the table above. The closing market price of the Company’s stock at December 31, 2012 was $0.0059, which leads to market value of the shares disclosed in the table above.

The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2012:

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Martin B. Oring	$8,000	(2)	—	$991	(3)	—	—	$8,991
John R. Hogg	$8,000	(4)	—	$991	(5)	—	—	$8,991
James C. Lanshe	$4,500	(6)	—	$991	(7)	—	—	$5,491

(1)	Messrs. Nikolas Konstant, John Mitola and Gus Rahim are directors, but they are not disclosed in this table, as their compensation has been disclosed in the two summary compensation tables immediately preceding this table for Named Executive Officers.
(2)	Under Mr. Oring’s Director’s Agreement dated May 1, 2013, Mr. Oring is entitled to receive $1,000 per month in arrears until such time as the Company becomes cash flow positive.
(3)	Equal to the fair value on the date of grant of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. The options were given to Mr. Oring on May 1, 2012 in exchange for his services as a director of Eos.
(4)	Under Mr. Hogg’s Director’s Agreement dated May 1, 2013, Mr. Hogg is entitled to receive $1,000 per month in arrears until such times as the Company becomes cash flow positive.
(5)	Equal to the fair value on the date of grant of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. The options were given to Mr. Hogg on May 1, 2012 in exchange for his services as a director of Eos.
(6)	Under Mr. Lanshe’s Director’s Agreement dated August 1, 2012, Mr. Lanshe was entitled to receive $1,000 per month in arrears until such times as the Company becomes cash flow positive. Mr. Lanshe resigned from the Company’s Board of Directors, and his Director’s Agreement was terminated, on December 17, 2012.
(7)	Equal to the fair value on the date of grant of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on August 1, 2012 and expire on August 1, 2015. The options were given to Mr. Lanshe on August 1, 2012 in exchange for his services as a director of Eos.

Golden Parachute Compensation

No Named Executive Officers or directors are parties to any agreement concerning any type of “golden parachute” compensation as such term is used in Item 402(t) of Regulation S-K of the Securities Act of 1933, as amended.

Employment Agreements

We do not currently employ any employees.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Special Meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the Special Meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the Special Meeting. If any further business is properly presented at the Special Meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by mail by signing and returning the enclosed proxy card, so your shares will be represented at the Special Meeting.

By Order of the Board of Directors

/s/ Nikolas Konstant

Nikolas Konstant
President and Chief Executive Officer

Los Angeles, California
April 24, 2013

ANNEX A

ROSS MILLER Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385, 78.390, 78.288 and 78.2055)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.288, 78.385, 78.390 and 78.2055-After Issuance of Stock)

1.	Name of corporation:

Cellteck, Inc.

2.	The articles have been amended as follows:

Article One has been amended to read, in its entirety, as follows:

The name of the corporation is EOS PETRO, INC.

Article Three has been amended to read, in its entirety, as follows:

The corporation is authorized to issue 300,000,000 shares of common stock with a par value of $0.0001 per share and 100,000,000 shares of preferred stock with a par value of $0.0001 per share. Upon the effectiveness of this amendment to the Articles of Incorporation, the issued and outstanding shares of common stock of the corporation will be reverse split so that every eight hundred (800) shares of the corporation’s issued and outstanding common stock immediately prior to the effectiveness of this amendment shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the corporation’s common stock (the “Stock Split”); provided, however:

a.	such Stock Split shall only apply to the corporation’s common stockholders that each hold 2,000 or more shares of common stock immediately prior to the effectiveness of this amendment (“Stock Split Stockholders”);
b.	fractional shares which would otherwise result from this Stock Split with respect to such shares held by Stock Split Stockholders shall be rounded up to the next whole share;
c.	any Stock Split Stockholders which would, as a result of this Stock Split, receive, in the aggregate, less than one hundred (100) shares of common stock on a post-Stock Split basis shall receive, in the aggregate, not less than one hundred (100) shares of common stock on a post-Stock Split basis;
d.	all other common stockholders holding less than 2,000 shares of common stock immediately prior to the effectiveness of this amendment, other than those that exercise their dissenters’ rights as set forth in Chapter 92A of the Nevada Revised Statutes (“Distribution Stockholders”), shall receive from the corporation a cash distribution in an amount equal to $0.025 per share of common stock held by each such other stockholder immediately prior to the effectiveness of this amendment;
e.	the aggregate amount of cash consideration each Distribution Stockholder would otherwise receive upon the effectiveness of this amendment shall be rounded up to the nearest whole cent;

f.	pursuant to Section 78.288 of the Nevada Revised Statutes, the Board of Directors shall be permitted to authorize the corporation to make the cash distribution contemplated by this amendment to Distribution Stockholders even if the corporation’s total assets are less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the cash distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution;
g.	all of the corporation’s issued and outstanding shares of common stock held by each Distribution Stockholder, shall, automatically and without any action on the part of the holder thereof, be cancelled and returned to the status of authorized but unissued shares of the corporation; and
h.	this amendment shall only affect issued and outstanding shares of common stock and shall have no effect on the total number of authorized shares of common stock of the corporation.
3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
4.	Effective date of filing: (optional) (must not be later than 90 days after the certificate is filed)
5.	Signature: (required) Signature of Officer

Filing Fee: $175.00

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Designation

This form must be accompanied by appropriate fees.

Revised: 8-31-11

ANNEX B

NRS 92A — Rights of Dissenting Owners

92A.300. Definitions

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305. “Beneficial stockholder” defined

“Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310. “Corporate action” defined

“Corporate action” means the action of a domestic corporation.

92A.315. “Dissenter” defined

“Dissenter” means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

92A.320. “Fair value” defined

“Fair value,” with respect to a dissenter's shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

92A.325. “Stockholder” defined

“Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330. “Stockholder of record” defined

“Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

92A.335. “Subject corporation” defined

“Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340. Computation of interest

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

92A.350. Rights of dissenting partner of domestic limited partnership

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360. Rights of dissenting member of domestic limited-liability company

The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

92A.370. Rights of dissenting member of domestic nonprofit corporation

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger

1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

92A.410. Notification of stockholders regarding right of dissent

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A. 300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter's rights.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

92A.420. Prerequisites to demand for payment for shares

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

92A.430. Dissenter's notice: Delivery to stockholders entitled to assert rights; contents

1. The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.

2. The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

92A.440. Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process

1. A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment

The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

92A.460. Payment for shares: General requirements

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation's principal office is located;

(b) If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares; and

(c) A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

92A.470. Withholding payment for shares acquired on or after date of dissenter's notice: General requirements

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

3. Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

92A.480. Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

92A.500. Assessment of costs and fees in certain legal proceedings

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

ANNEX C

CELLTECK, INC.

2013 STOCK INCENTIVE AWARD PLAN

For Employees and Other Service Providers

Section 1.  Purpose.

(a)	The purpose of this 2013 Stock Incentive Award Plan (the “Plan”) is to enable Cellteck, Inc. (the “Company”) and its Subsidiaries to attract, retain, motivate, and reward employees, and other service providers of the Company and its Subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by strengthening the mutuality of interests between those employees and other service providers and the Company’s stockholders.
(b)	The Plan authorizes stock-based and cash-based incentives for Participants. Awards may be made in the form of (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock; (iv) Stock Appreciation Rights; (v) Stock Units; and (vi) any combination of the foregoing.

Section 2.  Definitions.  The following terms have the respective meanings, in addition to the capitalized terms defined in Section 1 hereof or as otherwise defined throughout this document:

(a)	“Award” means any Option, SAR, Restricted Stock, Stock Unit, or Stock granted as a bonus or in lieu of another award, Dividend Equivalent, or Other Stock-Based Award, together with any related right or interest, granted to a Participant under the Plan.
(b)	“Award Agreement” means any Option Agreement, SAR Agreement, Restricted Stock Agreement, Stock Unit Agreement, or any other agreement under which the Company (or a Subsidiary) grants an Eligible Person an Award.
(c)	“Beneficiary” means the person(s) or trust(s) designated as being entitled to receive the benefits under a Participant’s Award upon and following a Participant’s death. Unless otherwise determined by the Committee, a Participant may designate one or more persons or one or more trusts as his or her Beneficiary.
(d)	“Board” means the Company’s Board of Directors.
(e)	“Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment or service duties, (C) willful and deliberate failure on the part of the Participant to perform the Participant’s employment or service duties in any material respect, or (D) prior to a Corporate Transaction, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.
(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor thereto, and including any regulations promulgated thereunder.
(g)	“Committee” means the committee created and appointed by the Board to administer the Plan, or if no committee is created or appointed, the Board.
(h)	“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any of the following: (i) any person or group of persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) together with his/her/their affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.
(i)	“Covered Employee” means an Eligible Person who is an employee of the Company, or a Subsidiary.
(j)	“Covered Service Provider” means an Eligible Person who is an independent contractor providing services to the Company.
(k)	“Date of Grant” means the date on which the Committee has completed all corporate action necessary to give the Participant a legally binding right to the Award, including the setting of the number of shares of Stock subject to the Award and the exercise price.
(l)	“Disability” means a permanent and total disability resulting from a physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee based on medical evaluation.
(m)	“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a portion of the dividends paid with respect to a specified number of shares of Stock.
(n)	“Effective Date” means the effective date of this Plan document, which is the date of a special meeting of stockholders of the Company held in 2013, provided this Plan is approved by the Company’s stockholders at such meeting.
(o)	“Eligible Persons” means those persons who are designated by the Committee under Section 5(a) of this Plan to receive Awards.
(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and shall include any successor thereto.
(q)	“Fair Market Value” or “FMV” means, as of any date, the fair market value of a share of the Company’s Stock, as determined in good faith and under procedures established by the Committee as follows:
(i)	if on the Date of Grant or other determination date the Stock is listed on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the Date of Grant or such other determination date;
(ii)	if on the Date of Grant or other determination date the Stock is listed on an established securities market, but there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on the Date of Grant or other determination date;
(iii)	if on the Date of Grant or other determination date the Stock is listed on an established securities market, but no sale of Stock is reported for such trading day, the Fair Market Value shall be the closing price on the next preceding day on which any sale shall have been reported before the Date of the Grant or other determination date; or

(iv)	if the Stock is not listed or admitted to trading on a national securities exchange, the Fair Market Value shall be the value of the Stock as determined by the reasonable application by the Committee of a reasonable valuation method in conformance with the requirements of Treasury Regulations Sections 1.422-2(e)(20(iii) and 1.409A-1(b)(5)(iv)(B).
(r)	“Incentive Stock Option” or “ISO” means any Option intended to be, designated as, and that otherwise qualifies as an “Incentive Stock Option” within the meaning of Code Section 422.
(s)	“Individual Agreement” means an employment or similar agreement between a Participant and the Company or one of its Subsidiaries.
(t)	“Non-Employee Director” has the meaning set forth under Section 16 of the Exchange Act.
(u)	“Nonstatutory Stock Option” means any Option that is not an Incentive Stock Option.
(v)	“Option” means a right to purchase Stock granted under Section 6(b) of the Plan.
(w)	“Outside Director” has the meaning set forth in Code Section 162(m).
(x)	“Other Stock-Based Awards” means Awards granted to a Participant that are valued, in whole or in part, by reference to, or otherwise based on, shares of Stock.
(y)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(z)	“Plan” means the Cellteck, Inc. 2013 Stock Incentive Award Plan.
(aa)	“Restricted Stock” means Stock granted under this Plan, which is subject to certain restrictions and to a risk of forfeiture.
(bb)	“Section 16 Participant” means a Participant under the Plan who is subject to Section 16 of the Exchange Act.
(cc)	“Stock” means shares of the Company’s stock which is common stock for purposes of Section 305 of the Code and the implementing regulations, with $0.0001 par value per share, and any other equity securities of the Company that may be substituted or resubstituted for such Stock. In all cases under this plan, Stock shall constitute “service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii).
(dd)	“Stock Appreciation Rights” or “SARs” means a right granted to a Participant under Section 6(c) of the Plan.
(ee)	“Stock Units” means a right granted under this Plan to receive Stock or other Awards or a combination thereof at the end of a specified period. Stock Units subject to a risk of forfeiture may be designated as “Restricted Stock Units.”
(ff)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.
(gg)	“Ten Percent or More Stockholder” means an Eligible Person who owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10% of the combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation.

Section 3.  Administration.

(a)	Authority of the Committee. The Plan shall be administered by the Committee. Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. The Committee shall consider such factors as it deems relevant to making such decisions, determinations, and interpretations. A Participant or other holder of an Award may contest a decision or action of the Committee with respect to such person or Award only on the grounds that such decision or action is arbitrary or capricious or was unlawful.
(b)	Composition of the Committee. The Committee shall consist of not less than three directors, all of whom shall be Outside Directors and Non-Employee Directors. Those Directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The function of the Committee specified in the Plan shall be exercised by the entire Board if, and to the extent that, no Committee exists that has the authority to so administer the Plan.
(c)	Manner of Exercise of Committee Authority. The Committee shall have the full power and authority to interpret and administer the Plan in its sole discretion, including exercising all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. The Committee’s powers and authorities include, without limitation, the following: (i) the sole ability to determine: eligibility criteria for Awards; (ii) to select the Eligible Persons to whom Awards may from time to time be granted; (iii) to determine the time or times at which Awards shall be granted; (iv) to determine the number of shares of Stock to be covered by each Award; (v) to determine and modify from time to time the specific terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; (vi) to determine the vesting and exercisability of any Award and to accelerate at any time the vesting or exercisability of all or any portion of any Award; (vii) subject to the provisions of this Plan, to extend at any time the period in which Stock Options may be exercised; (viii) to determine the exercise or purchase price of such shares of Stock; (ix) to determine if and when Awards are forfeited or expire under their terms; (x) to interpret and construe the Plan provisions; any amendments, and any rules and regulations relating to the Plan; (xi) to make exceptions to any Plan provisions in good faith and for the benefit of the Company; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.
(d)	Delegation of Authority. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that such delegation may not include the selection or grant of Awards to Participants or Eligible Persons who are executive officers of the Company or any Subsidiary, affiliate or Section 16 Participants.
(e)	Committee Vacancies. The Board shall fill all vacancies in the Committee. The Board may from time to time appoint additional members to the Committee and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by not less than a majority of its members either present in-person or participating by a telephone conference at a meeting or by written consent. The Committee shall keep minutes of its meetings. The Committee may appoint a secretary to keep such minutes and may make such rules and regulations for the conduct of its business as it shall deem advisable, but in accordance with the written charter prepared by the Board and which may be amended from time to time by the Board. The secretary shall not need to be a member of the Committee or a member of the Board.
(f)	Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

Section 4.  Stock Subject to Plan.

(a)	Overall Number of Shares Available. Subject to adjustment as provided under Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 5,400,000 shares. Any shares of Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.
(b)	Accounting Procedures. The Committee may adopt reasonable accounting procedures to ensure an appropriate accounting of Stock subject to the Plan, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of Stock to the Participant, the Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) Stock that is withheld from such Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award shall be deemed to constitute Stock not delivered and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more Stock than the aggregate shares of Stock remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares of Stock in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or affiliate or with which the Company or a Subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares of Stock reserved under the Plan. The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.
(c)	Individual Annual Award Limits. No Participant may be granted Options or other Awards under the Plan with respect to an aggregate of more than 500,000 shares of Stock (subject to adjustment as otherwise may be provided for throughout this Plan) during any calendar year.

Section 5.  Eligibility.

(a)	Eligibility. Grants of Awards may be made from time to time to those officers, employees and Service Providers of the Company or any Subsidiary who are designated by the Committee in its sole and exclusive discretion as eligible to receive such Awards (“Eligible Persons”). However, Options intended to qualify as ISOs shall be granted only to Eligible Persons while actually employed by the Company or a Subsidiary. The Committee may grant more than one Award to the same Eligible Person. Awards may be made to members of the Committee and must be approved and granted by a majority of the disinterested members of the Board.
(b)	Substitutions/Acquisitions. Holders of awards granted by a company or business acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, may be eligible for substitute Awards under this Plan that will be granted in assumption of or in substitution for such outstanding awards in connection with such acquisition or combination transaction; provided that such awards satisfy the requirements of Treasury Regulations Section 1.409A-1(b)(5)(v)(D). In such cases, holders of the assumed or substituted awards will become Participants in the Plan; provided, however, that such assumption or substitution in no way causes an Award under this Plan to become subject to the terms and conditions of Code Section 409A.

(c)	Participation. An Eligible Person shall become a Participant in the Plan and shall perfect his or her Award only after he or she has completed the applicable Award Agreement in a manner that is satisfactory to the Committee and has delivered said Award Agreement to the Committee. A Participant shall continue his or her participation in the Plan, even if no longer an Eligible Person, until any and all of his or her interests that are held under the Plan expire or are paid. Participants who are on military leaves of absence, sick leaves, and any other bona fide leaves of absence are not considered to be separated from service and shall be deemed employed so long as the leave does not extend beyond three (3) months or, if longer, the individual retains reemployment rights under an applicable statute or by contract.

Section 6.  Specific Terms of Awards Granted Under the Plan.

(a)	General Terms of All Awards. All Awards granted under the Plan, including Awards of any Stock Units shall be evidenced by an Award Agreement.. Award Agreements may provide for grants of Awards on the specific terms and conditions set forth in this Section 6. Alternatively, the Committee may impose on any individual Award, as specified in the individual Award Agreement, such additional terms and conditions, not inconsistent with the provisions of the Plan, or applicable law, as the Committee shall determine, including terms relating to the forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan and the terms of the Award Agreement; provided that the exercise of such discretion shall in no event cause an Award to become subject to the terms and conditions of Code Section 409A, unless otherwise agreed upon between the Company (or Subsidiary) and the Eligible Person. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan and as otherwise required by applicable law.

If it is determined by the Committee prior to the grant of any Award that such Award would be subject to Code Section 409A, the Award Agreement shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and the Award Agreements shall be interpreted in accordance with Code Section 409A and its implementing regulations.

In the event the Committee determines after the Date of Grant that any Award granted hereunder may be subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or applicable Award Agreement or adopt other policies and procedures (including those with retroactive effect) or take any other actions that the Committee determines are necessary and appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

(b)	Option Awards. Options granted under the Plan shall be evidenced by an agreement (“Option Agreement”). Options that are awarded may be of one of two types which shall be indicated on the face of the Option Agreement: (i) ISOs or (ii) Nonstatutory Stock Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)	Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option; provided that in no event shall the term of any Option exceed a period of 10 years from the Date of Grant (or with respect to an ISO, 5 years from the Date of Grant in the case of a Participant who at the Date of Grant is a Ten Percent or More Stockholder). The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any Subsidiary, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants. The Committee shall have the right, at any time after the Date of Grant, to reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one year from the Date of Grant.
(ii)	Exercise Price. The option price per share of Stock purchasable under a Nonstatutory Stock Option or an Incentive Stock Option shall be determined by the Committee at or immediately prior to the Date of Grant, shall be set forth on the applicable Option Agreement, and shall be not less than 100% of the Fair Market Value of the Stock at the Date of Grant (or, with respect to an Incentive Stock Option, and a Participant who at the Date of Grant is a Ten Percent or More Stockholder, 110% of the Fair Market Value of the Stock at the Date of Grant). Prior to the Date of Grant, the Committee shall specify the method by and date on which the Fair Market Value of the Option will be determined; said date shall be specified on the Option Agreement.
(iii)	Non-Transferability of Options. No Option shall be transferable by any Participant other than by will or by the laws of descent and distribution, except that, if so provided in the Option Agreement, the Participant may transfer the Option, other than an ISO, (i) pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended); or (ii) during the Participant’s lifetime to one or more members of the Participant’s family, to one or more trusts for the benefit of one or more of the Participant’s family, or to a partnership or partnerships of members of the Participant’s family, or to a charitable organization as defined in Code Section 501(c)(3), provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.
(iv)	Disposition upon Termination of Employment.
(A)	Termination by Death. Subject to Sections 6(b)(i) and 6(b)(v), if any Participant’s employment (or service) with the Company or any Subsidiary terminates by reason of death, any Option held by that Participant shall become immediately and automatically vested and exercisable. If termination of a Participant’s employment (or service) is due to death, then any Option held by that Participant may thereafter be exercised for a period of two years (or with respect to an ISO, for a period of 18 months or such other lesser period as the Committee may specify at or after grant) from the date of death. Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of such Option. The balance of the Option shall be forfeited if not exercised within two years (or 18 months with respect to ISOs or such lesser period as the Committee may specify).
(B)	Termination by Reason of Disability. Subject to Sections 6(b)(i) and 6(b)(v), if a Participant’s employment (or service) with the Company or any Subsidiary terminates by reason of Disability, any Option held by that Participant shall become immediately and automatically vested and exercisable. If termination of a Participant’s employment (or service) is due to Disability, then any Option held by that Participant may thereafter be exercised by the Participant or by the Participant’s duly authorized legal representative if the Participant is unable to exercise the Option as a result of the Participant’s Disability, for a period of two years (or with respect to an ISO, for a period of one year or such other lesser period as the Committee may specify at or after grant) from the date of such termination of employment. If the Participant dies within that two-year period (or with respect to an ISO, for a period of one year or such other lesser period as the Committee may specify at or after grant), any unexercised Option held by that Participant shall thereafter be exercisable by the estate of the Participant (acting through its fiduciary) for the duration of the two-year period (or the one year period in the case of an ISO or such lesser period as the Committee may specify) from the date of termination of employment. Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of such Option. The balance of the Option shall be forfeited if not exercised within two years (or one year with respect to ISOs or such lesser period as the Committee may specify).
(C)	Termination for Cause. Unless otherwise determined by the Committee at or after the time of granting any Option, if a Participant’s employment (or service) with the Company or any Subsidiary terminates for Cause, any unvested Options will be forfeited and terminated immediately upon termination and any vested Options held by that Participant shall terminate 30 days after the date employment (or service) terminates. Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of such Option. The balance of the Option shall be forfeited.
(D)	Other Termination/Retirement. Unless otherwise determined by the Committee at or after the time of granting any Option, if a Participant retires from employment with the Company (or a Subsidiary) or a Participant’s employment (or service) with the Company (or a Subsidiary) terminates for any reason other than death, Disability, or for Cause, all vested ISOs held by that Participant shall terminate three months after the date employment (or service) terminates, and all vested Nonstatutory Stock Options held by that Participant shall terminate one year after the date employment (or service) terminates. Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period (which shall be established in the Option Agreement) of such Option. The balance of the Option shall be forfeited.
(E)	Leave of Absence. In the event a Participant is granted a military leave of absence, a sick leave, or any other bona fide leave of absence by the Company or any Subsidiary, the Participant’s employment with the Company or such Subsidiary will not be considered terminated, and the Participant shall be deemed an employee of the Company or such Subsidiary during such leave of absence or any extension thereof granted by the Company or such Subsidiary. Notwithstanding the foregoing, in the case of an ISO, a leave of absence of more than three months will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute. If the period of such leave exceeds three months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.
(v)	Incentive Stock Options. Notwithstanding Sections 6(b)(iii) and 6(b)(iv), an ISO shall be exercisable by (A) a Participant’s authorized legal representative (if the Participant is unable to exercise the ISO as a result of the Participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (B) by the Participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the ISO was granted (in addition to any other restrictions or limitations that may apply). Notwithstanding anything to the contrary herein, to the extent required for ISO treatment under Code Section 422, the aggregate Fair Market Value as of the Date of Grant under this Plan and any other plan of the Company (or its parent or subsidiary corporations) for the first time by an Eligible Person during any calendar year shall not exceed $ 100,000. If and to the extent that any Stocks are issued under a portion of the Stock Option that exceeds the $100,000 limitation under Code Section 422, such Stocks shall not be treated as issued under an ISO notwithstanding any designation otherwise. If an Award Agreement specifies that that a Stock Option is intended to be treated as an ISO, the Stock Option shall to the greatest extent possible comply with the requirements of Code Section 422 and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Stock Option is or will be determined to qualify as an ISO. Certain decisions, amendments, interpretations by the

Committee may cause a Stock Option to cease to qualify as an ISO and, to the extent known beforehand and possible, the Committee shall seek the consent of the affected Participant.
(c)	Stock Appreciation Rights. SARs granted under the Plan shall be evidenced by an agreement (“SAR Agreement”). The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the Date of Grant of such SAR.
(ii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the Date of Grant. The Committee shall determine at the Date of Grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be free-standing or in tandem or combination with any other Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.
(d)	Restricted Stock. Restricted Stock granted under the Plan shall be evidenced by an agreement (“Restricted Stock Agreement”). The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the Date of Grant, and which shall be set forth in the applicable Restricted Stock Agreement, or thereafter. Except to the extent restricted under the terms of the Plan and any Restricted Stock Agreement, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided, however, that the Committee may require mandatory reinvestment of dividends in additional Restricted Stock, may provide that no dividends will be paid on Restricted Stock or retained by the Participant, or may impose other restrictions on the rights attached to Restricted Stock.
(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Restricted Stock Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii)	Certificates for Stock. Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee shall determine. Certificates representing Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award of such Restricted Stock. The Company shall retain physical possession of the stock certificates until the time that the restrictions thereon have lapsed, and the Participant shall have delivered a stock power to the

Company, endorsed in blank, relating to the Stock covered by such Restricted Stock. The distribution of Stock upon the lapse of restrictions shall be made to the Participant on or before the period ending on the later of: (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right to payment is no longer subject to restrictions; or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the right to payment is no longer subject to restrictions.
(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)	Stock Units. Stock Units granted under the Plan, whether or not subject to restrictions, shall be evidenced by an agreement (“Stock Unit Agreement”). The Committee is authorized to grant Stock Units to Participants, subject to the following terms and conditions:
(i)	Award and Restrictions. Issuance of Stock will occur upon expiration of the holding period, if any, specified for the Stock Units by the Committee. In addition, Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the holding period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the Date of Grant or thereafter. Stock Units may be settled by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the Date of Grant or thereafter.
(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Stock Units), all Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units will lapse in whole or in part, including in the event of terminations resulting from specified causes. Stock Units subject to a risk of forfeiture shall be designated as “Restricted Stock Units” unless otherwise determined by the Committee.
(iii)	Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock underlying Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine; provided, however, that the Committee may provide that no Dividend Equivalents will be paid on a given Award of Stock Units.
(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a Subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee; provided, that such grants shall not be in lieu of prior promises to pay deferrals of compensation so that any Award under this Plan that would not otherwise be subject to Code

Section 409A does not become subject to Code Section 409A due to a grant in lieu of other obligation of the Company or a Subsidiary; provided further, that any distributions of such Stock as a bonus shall be made to the Participant on or before the later of: (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the Participant earned the Bonus; or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Participant earned the bonus.
(g)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section.

Section 7.  Additional Provisions Applicable to Awards.

(a)	Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary or affiliate, or any business entity to be acquired by the Company or a Subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards. Subject to the Plan’s terms, the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award; provided, that such surrender does not result in a “modification,” “extension,” “substitution” or “assumption” of a Stock right, as determined under Treasury Regulation Section 1.409A-1(b)(5)(v) that would cause such Stock rights to be considered the grant of a new Stock right which is subject to the terms and conditions of Code Section 409A. Any transaction otherwise authorized under this Section 7(a) remains subject to all applicable restrictions under the Plan and may not result in an Award that is subject to the terms and conditions of Code Section 409A by virtue of such transaction; in such event, any transaction that would otherwise be permissible under this Section 7(a) shall be prohibited unless the Participant and the Company mutually agree in writing to cause an Award to become subject to the terms and conditions of Code Section 409A under this Section 7(a).
(b)	Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, or in installments.
(c)	Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Other provisions of the Plan notwithstanding, the Award Agreement evidencing any “409A Award” (which for this purpose means only such an Award held by a Participant which is subject to the terms and conditions of Code Section 409A) shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). Any terms or conditions inconsistent with the requirements of Code Section 409A and its implementing regulations shall be automatically modified and limited (even retroactively) to the extent necessary to conform said Award with Code Section 409A. Notwithstanding anything to the contrary herein, the Company shall not be liable for any unintended adverse tax consequences which may be imposed on the Participant due to receipt, exercise or settlement of any Stock Option or other Award granted hereunder, including the taxes and penalties of Code Section 409A.

Section 8.  Corporate Transactions.

(a)	Corporate Transaction in which Awards are not Assumed. Upon the occurrence of a Corporate Transaction in which outstanding Options, Share Appreciation Rights, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards are not being assumed or continued:
(i)	All outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and
(ii)	Either of the following two actions shall be taken:
(A)	fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and Share Appreciation Rights outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or
(B)	the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or Share Appreciation Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or Share Appreciation Rights, equal to the product of the number of shares of Stock subject to the Option or Share Appreciation Right (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or Share Appreciation Right Exercise Price applicable to such Award Shares.
(iii)	With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or Share Appreciation Right during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and Share Appreciation Rights shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options and Share Appreciation Rights not later than the time at which the Company gives notice thereof to its stockholders.
(b)	Corporate Transaction in which Awards are Assumed. The Plan, Options, Share Appreciation Rights, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, Share Appreciation Rights, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards theretofore granted, or for the substitution for such Options, Share Appreciation Rights, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices in accordance with the provisions of Sections 5(b) and 10(c) and Treasury Regulation Section.1.409A-1(b)(5)(v)(D).

Section 9.  Additional Award Forfeiture Provisions.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards, or other property acquired in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company and its Subsidiaries and affiliates from harmful actions of the Participant, including conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its Subsidiaries and affiliates and the officers and directors of the Company and its Subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company. Accordingly, an Award Agreement may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.

Section 10.  General Provisions.

(a)	Compliance with Legal and Other Requirements.
(i)	The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with the occurrence of a Corporate Transaction, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Corporate Transaction.
(ii)	If the Participant is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, the grant of this Option shall not be effective until such person complies with the reporting requirement of Section 16(a).
(b)	Limits on Transferability; Beneficiaries.
(i)	Awards granted under the Plan shall not be transferable other than by will or by the laws of descent, and Options may be exercised as provided for under Section 6(b). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant (except in the case of an Option which is governed by Section 6(b)) shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. Any attempted sale, pledge, assignment, hypothecation or other transfer of an Award contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Award shall be null and void and without force or effect and shall result in automatic termination of the Award.
(ii)	(A) As a condition to the transfer of any shares of Stock issued upon exercise of an Award granted under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws; (B) further, the Company shall be authorized to refrain from delivering or transferring shares of Stock issued under this Plan until the Board determines that such delivery or transfer will not violate applicable securities laws and the Participant has tendered to the Company any federal, state or local tax owed by the Participant as a result of exercising the Award, or disposing of any Stock, when the Company has a legal liability to satisfy such tax; (C) the Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, or under any other state or federal law, rule or regulations; (D) the Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Stock under applicable securities laws or to perfect any exemption from such registration or qualification; and (E) furthermore, the Company will have no liability to any Participant for refusing to deliver or transfer shares of Stock if such refusal is based upon the foregoing provisions of this Section.
(c)	Effect of Certain Changes. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, the Committee shall make appropriate or proportionate substitution or adjustment in: (i) the aggregate number of Stock reserved for issuance under the Plan, (ii) the number and kind of shares of Stock or other securities subject to any then outstanding Awards issued under the Plan; (iii) the price of the shares of Stock subject to outstanding Stock Options granted under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable; and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and any other outstanding Awards granted under the Plan. Notwithstanding the foregoing, any substitution or adjustment by the Committee shall comply with Treasury Regulations Sections 1.409A-1(b)(5)(v)(D) and 1.424-1(a) (except 1.424-1(a)(2)) which will be deemed to be satisfied if the ratio of the exercise price to the Fair Market Value of the shares subject to the Awards immediately after the substitution or adjustment is not greater than the ratio of the exercise price to the Fair Market Value of the shares subject to the Stock right immediately before the substitution or adjustment. The Committee’s substitution or adjustment shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan as a result of any such substitution or adjustment; but the Committee may, in its sole discretion, authorize a cash payment to be made to the Participant in lieu of fractional shares.
(d)	Tax Provisions.
(i)	Withholding. The Committee shall so require, as a condition of exercise, each Participant to agree that: (A) no later than the date of exercise of any Option granted hereunder, the optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and (B) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Participant. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligations are incurred. The Company shall not be obligated to advise any optionee of the existence of any such tax or the amount that the Company will be so required to withhold.
(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
(iii)	Requirement of Notification upon Disqualifying Disposition under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.
(iv)	Contest of Tax Rulings. The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.
(e)	Changes to the Plan. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that the Company shall submit for the approval of a majority of the stockholders of the Company presented or represented and entitled to vote at a duly constituted and held meeting of the stockholders, any amendment that would: (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of shares of Stock as to which Awards may be granted under the Plan, (iii) extend the term of the Plan, (iv) materially modify the requirements as to eligibility for participation in the Plan, (v) expand the types of Awards provided under the Plan, or (vi) be otherwise required by applicable laws, regulations or rules. Any such increase or modification that may result from adjustments authorized by Section 10(c) hereof shall not require such approval. In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment is adequately compensated.
(f)	Unfunded Status of Awards, Creation of Rabbi Trusts. The Plan is intended to constitute an “unfunded” plan for equity incentive compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of rabbi trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
(g)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive or compensation arrangements, apart from the Plan, as it may deem desirable, including incentive or compensation arrangements and awards that do not qualify under Code Section 162(m) or to which Code Section 409A does apply, and such other arrangements may be either applicable generally or only in specific cases.
(h)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(i)	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
(j)	Limitation on Rights Conferred Under The Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary or affiliate and shall not affect any benefits under any other benefit plan under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).
(k)	Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company or of any Subsidiary, or by any stockholder of the Company or of any Subsidiary against any past, present or future member of the Board, or against any employer, or by an employee (past, present or future) against the Company or any Subsidiary will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred as of the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.
(l)	Assumption. The terms and conditions of any outstanding Awards granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor company to the Company and shall continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor Company shall not be otherwise obligated to assume this Plan.
(m)	Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(n)	Plan Effective Date. The Plan will become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders, provided that the total vote cast on the proposal represents over fifty percent (50%) in interest of all securities entitled to vote on the proposal. The date of such stockholder approval will be the Effective Date. Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan will terminate on the date that is five years after the latest date upon which stockholders of the Company have approved the Plan and the Plan will remain in effect until such time as the Company has no further rights or obligations with respect to outstanding Awards or otherwise under the Plan.
(o)	Adoption.
(i)	This Plan was approved by the Board of Directors of the Company at a special meeting on January 16, 2013.
(ii)	This Plan was approved by the stockholders of the Company at a special meeting on , 2013.

CELLTECK, INC.

By:	/s/ Nikolas Konstant Nikolas Konstant President

ANNEX D

CELLTECK, INC.
2013 EQUITY INCENTIVE PLAN FOR DIRECTORS

Section 1.	Purpose.
(a)	The purpose of this 2013 Equity Incentive Plan for Directors (the “Plan”) is to assist Cellteck, Inc. (the “Company”) in attracting and retaining qualified individuals to its Board of Directors. The Plan provides for equity ownership opportunities to Directors in order to encourage and enable them to participate in the Company’s future prosperity and growth and to better match the interests of such Directors and the Company’s stockholders.
(b)	The Plan authorizes stock-based and cash-based incentives for Participants. Awards may be made in the form of (i) Nonqualified Stock Options; (ii) Restricted Stock; (iii) Stock Units; and (iv) any combination of the foregoing.
Section 2.	Definitions. The following terms have the respective meanings, in addition to the capitalized terms defined in Section 1 hereof or as otherwise defined throughout this document:
(a)	“Award” means any Option, Restricted Stock, Stock Unit, or Stock granted in lieu of another award or Other Stock-Based Award, together with any related right or interest, granted to a Participant under the Plan.
(b)	“Award Agreement” means any Option Agreement, Restricted Stock Agreement, Stock Unit Agreement, or any other agreement under which the Company grants an Eligible Person an Award.
(c)	“Beneficiary” means the person(s) or trust(s) designated as being entitled to receive the benefits under a Participant’s Award upon and following a Participant’s death. Unless otherwise determined by the Committee, a Participant may designate one or more persons or one or more trusts as his or her Beneficiary.
(d)	“Board” means the Company’s Board of Directors.
(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor thereto, and including any regulations promulgated thereunder.
(f)	“Committee” means the committee created and appointed by the Board to administer the Plan, or if no committee is created or appointed, the Board.
(g)	“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any of the following: (i) any person or group of persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) together with his/her/their affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.
(h)	“Date of Grant” means the date on which the Committee has completed all corporate action necessary to give the Participant a legally binding right to the Award, including the setting of the number of shares of Stock subject to the Award and the exercise price.
(i)	“Director” means an individual who provides services to the Company as a member of its Board of Directors whether or not as an employee.

(j)	“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a portion of the dividends paid with respect to a specified number of shares of Stock.
(k)	“Eligible Persons” means those persons who are designated by the Committee under Section 5(a) of this Plan to receive Awards.
(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and shall include any successor thereto.
(m)	“Fair Market Value” or “FMV” means, as of any date, the fair market value of a share of the Company’s Stock as determined in good faith and under procedures established by the Committee as follows:
(i)	if on the Date of Grant or other determination date the Stock is listed on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the Date of Grant or such other determination date;
(ii)	if on the Date of Grant or other determination date the Stock is listed on an established securities market, but there is, no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on the Date of Grant or other determination date;
(iii)	if on the Date of Grant or other determination date the Stock is listed on an established securities market, but no sale of Stock is reported for such trading day, the Fair Market Value shall be the closing price on the next preceding day on which any sale shall have been reported before the Date of Grant or other determination date; or
(iv)	if the Stock is not listed or admitted to trading on a national securities exchange, the Fair Market Value shall be the value of the Stock as determined by reasonable application by the Committee of a reasonable valuation method in conformance with the requirements of Treasury Regulations Section 1.409A-1(b)(5)(iv)(B).
(n)	“Incentive Stock Option” or “ISO” means any Option intended to be, designated as, and that otherwise qualifies as an “Incentive Stock Option” within the meaning of Code Section 422. Incentive Stock Options are not granted under this Plan.
(o)	“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.
(p)	“Option” means a right to purchase Stock granted under Section 6(b) of the Plan. All Options shall be Nonqualified Stock Options.
(q)	“Other Stock-Based Awards” means Awards granted to a Participant that are valued, in whole or in part, by reference to, or otherwise based on, shares of Stock.
(r)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(s)	“Restricted Stock” means Stock granted under this Plan, which is subject to certain restrictions and to a risk of forfeiture.
(t)	“Section 16 Participant” means a Participant under the Plan who is subject to Section 16 of the Exchange Act.
(u)	“Stock” means shares of the Company’s stock which is common stock for purposes of Section 305 of the Code and the implementing regulations, with $0.0001 par value per share, and any other equity securities of the Company that may be substituted or resubstituted for such Stock. In all cases under this plan, Stock shall constitute “service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii).

(v)	“Stock Units” means a right granted under this Plan to receive Stock or other Awards or a combination thereof at the end of a specified period. Stock Units subject to a risk of forfeiture may be designated as “Restricted Stock Units.”
Section 3.	Administration.
(a)	Authority of the Committee. The Plan shall be administered by the Committee. Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. The Committee shall consider such factors as it deems relevant to making such decisions, determinations, and interpretations. A Participant or other holder of an Award may contest a decision or action of the Committee with respect to such person or Award only on the grounds that such decision or action is arbitrary or capricious or was unlawful.
(b)	Composition of the Committee. The Committee shall consist of not less than three directors. Those Directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The function of the Committee specified in the Plan shall be exercised by the entire Board if, and to the extent, that no Committee exists that has the authority to so administer the Plan.
(c)	Manner of Exercise of Committee Authority. The Committee shall have the full power and authority to interpret and administer the Plan in its sole discretion, including exercising all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. The Committee’s powers and authorities include, without limitation, the following: (i) the sole ability to determine eligibility criteria for Awards; (ii) to select the Eligible Persons to whom Awards may from time to time be granted; (iii) to determine the time or times at which Awards shall be granted; (iv) to determine the number of shares of Stock to be covered by each Award; (v) to determine and modify from time to time the specific terms and conditions, including restrictions not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; (vi) to determine the vesting and exercisability of any Award and to accelerate at any time the vesting or exercisability of all or any portion of any Award; (vii) subject to the provisions of this Plan, to extend at any time the period in which Stock Options may be exercised; (viii) to determine the exercise or purchase price of such shares of Stock; (ix) to determine if and when Awards are forfeited or expire under their terms; (x) to interpret and construe the Plan provisions; any amendments, and any rules and regulations relating to the Plan; (xi) to make exceptions to any Plan provisions in good faith and for the benefit of the Company; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.
(d)	Delegation of Authority. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that such delegation may not include the selection or grant of Awards to Participants or Eligible Persons who are executive officers of the Company or Section 16 Participants.
(e)	Committee Vacancies. The Board shall fill all vacancies in the Committee. The Board may from time to time appoint additional members to the Committee and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by not less than a majority of its members either present in-person or participating by a telephone conference at a meeting or by written consent. The Committee shall keep minutes of its meetings. The Committee may appoint a secretary to keep such minutes and may make such rules and regulations for the conduct of its business as it shall deem advisable, but in accordance with the written charter prepared by the Board and which may be amended from time to time by the Board. The secretary shall not need to be a member of the Committee or a member of the Board.
(f)	Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
Section 4.	Stock Subject To Plan.
(a)	Overall Number of Shares Available. Subject to adjustment as provided under Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,000,000 shares. Any shares of Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.
(b)	Accounting Procedures. The Committee may adopt reasonable accounting procedures to ensure an appropriate accounting of Stock subject to the Plan, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of Stock to the Participant, the Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) Stock that is withheld from such Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award shall be deemed to constitute Stock not delivered and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more Stock than the aggregate shares of Stock remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares of Stock in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or with which the Company combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares of Stock reserved under the Plan. The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.
(c)	Individual Annual Award Limits. No Participant may be granted Options or other Awards under the Plan with respect to an aggregate of more than 500,000 shares of Stock (subject to adjustment as otherwise may be provided for throughout this Plan) during any calendar year.
Section 5.	Eligibility.
(a)	Eligibility. Grants of Awards may be made from time to time only to those Directors designated by the Committee in its sole and exclusive discretion as eligible to receive such Awards (“Eligible Persons”). The Committee may grant more than one Award to the same Eligible Person. Awards may be made to members of the Committee and must be approved and granted by a majority of the disinterested members of the Board.
(b)	Participation. An Eligible Person shall become a Participant in the Plan and shall perfect his or her Award only after he or she has completed the applicable Award Agreement in a manner that is satisfactory to the Committee and has delivered said Award Agreement to the Committee. A

Participant shall continue his or her participation in the Plan, even if no longer an Eligible Person, until any and all of his or her interests that are held under the Plan expire or are paid.
Section 6.	Specific Terms of Awards Granted Under the Plan.
(a)	General Terms of All Awards. All Awards granted under the Plan, including Awards of any Stock Units, shall be evidenced by an Award Agreement. Award Agreements may provide for grants of Awards on the specific terms and conditions set forth in this Section 6. Alternatively, the Committee may impose on any individual Award, as specified in the individual Award Agreement, such additional terms and conditions, not inconsistent with the provisions of the Plan, or applicable law, as the Committee shall determine, including terms requiring forfeiture of Awards and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan and the terms of the Award Agreement; provided, that the exercise of such discretion shall in no event cause an Award to become subject to the terms and conditions of Code Section 409A, unless otherwise agreed upon between the Company and the Eligible Person. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan and as otherwise required by applicable law.

If it is determined by the Committee prior to the grant of any Award that such Award would be subject to Code Section 409A, the Award Agreement shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and the Award Agreements shall be interpreted in accordance with Code Section 409A and its implementing regulations.

In the event the Committee determines after the Date of Grant that any Award granted hereunder may be subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or applicable Award Agreement or adopt other policies and procedures (including those with retroactive effect) or take any other actions that the Committee determines are necessary and appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

(b)	Option Awards. Options granted under the Plan shall be evidenced by an agreement (“Option Agreement”). Only Nonqualified Stock Options may be awarded to Participants, which may be granted on the following terms and conditions:
(i)	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options.
(ii)	Option Term. Each Option shall be exercisable for ten years from the Date of Grant or such lesser period, as specified in the Option Agreement.
(iii)	Exercise Price. The option price per share of Stock purchasable under an Option shall be determined by the Committee, shall be set forth on the applicable Option Agreement, and shall be not less than 100% of the Fair Market Value of the Stock at the Date of Grant. Prior to the Date of Grant, the Committee shall specify the method by and date on which the Fair Market Value of the Option will be determined.
(iv)	Non-Transferability of Options. No Option shall be transferable by any Participant other than with prior approval by the Committee. Any attempted transfer without Committee approval shall be null and void. Unless Committee approval of the transfer shall have been obtained, all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, the

Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Option by a Participant to a member of the Participant’s family or to a family entity. In such case, the Option shall be exercisable only by such transferee. For purposes of this provision: (a) a Participant’s “family” shall include the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including through adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee); and (b) a “family entity” shall include a trust in which the foregoing persons have more than fifty percent of the beneficial interest, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which the foregoing persons (or the Participant) own more than fifty percent of the voting interests. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity shall be considered to be a transfer for consideration.
(v)	Forfeiture Of Unvested Options Upon Termination of Service on the Board. Except as otherwise provided in Section 6(b)(vi), if a Participant ceases to be a member of the Company’s Board of Directors for any reason other than death, then all unvested Options shall be forfeited on the date the Participant ceases to be a member of the Board. All vested Options may thereafter be exercised by any transferee of the Participant, if applicable, or by the legal representative of the estate or by the legatee of the Participant under the will of the Participant for a period of one year following the Participant’s death.
(vi)	Termination of Service by Reason of Death. If the Participant ceases to be a member of the Company’s Board of Directors by reason of death, any unvested portion of the Option shall vest, and all Options shall become exercisable in full from and after such death. All Options may thereafter be exercised by any transferee of the Participant, if applicable, or by the legal representative of the estate or by the legatee of Participant under the will of the Participant for a period of one year following the Participant’s death.
(c)	Restricted Stock. Restricted Stock granted under the Plan shall be evidenced by an agreement (“Restricted Stock Agreement”). The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise and under such other circumstances as the Committee may determine at the Date of Grant, and which shall be set forth in the applicable Restricted Stock Agreement, or thereafter. Except to the extent restricted under the terms of the Plan and any Restricted Stock Agreement, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided, however, that the Committee may require mandatory reinvestment of dividends in additional Restricted Stock, may provide that no dividends will be paid on Restricted Stock or retained by the Participant, or may impose other restrictions on the rights attached to Restricted Stock.
(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of directorship during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Restricted Stock Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of a termination of directorship resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee shall determine. Certificates representing Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award of such Restricted Stock. The Company shall retain physical possession of the stock certificates until the time that the restrictions thereon have lapsed, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Stock covered by such Restricted Stock. The distribution of Stock upon the lapse of restrictions shall be made to the Participant on or before the period ending on the later of: (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right to payment is no longer subject to restrictions; or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the right to payment is no longer subject to restrictions.
(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(d)	Stock Units. Stock Units granted under the Plan, whether or not subject to restrictions, shall be evidenced by an agreement (“Stock Unit Agreement”). The Committee is authorized to grant Stock Units to Participants, subject to the following terms and conditions:
(i)	Award and Restrictions. Issuance of Stock will occur upon expiration of the holding period, if any, specified for the Stock Units by the Committee. In addition, Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the holding period or at earlier specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the Date of Grant or thereafter. Stock Units may be settled by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the Date of Grant or thereafter.
(ii)	Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of directorship during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Stock Units), all Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units will lapse in whole or in part, including in the event of a termination of directorship resulting from specified causes. Stock Units subject to a risk of forfeiture shall be designated as “Restricted Stock Units” unless otherwise determined by the Committee.
(iii)	Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock underlying Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine; provided, however, that the Committee may provide that no Dividend Equivalents will be paid on a given Award of Stock Units.

(e)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section.
Section 7.	Additional Provisions Applicable to Awards.
(a)	Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards. Subject to the Plan’s terms, the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award; provided, that such surrender does not result in a “modification,” “extension,” “substitution” or “assumption” of a Stock right, as determined under Treasury Regulation Section 1.409A-1(b)(5)(v) that would cause such Stock rights to be considered the grant of a new Stock right which is subject to the terms and conditions of Code Section 409A. Any transaction otherwise authorized under this Section 7(a) remains subject to all applicable restrictions under the Plan and may not result in an Award that is subject to the terms and conditions of Code Section 409A by virtue of such transaction; in such event, any transaction that would otherwise be permissible under this Section 7(a) shall be prohibited unless the Participant and the Company mutually agree in writing to cause an Award to become subject to the terms and conditions of Code Section 409A under this Section 7(a).
(b)	Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, or in installments.
(c)	Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Other provisions of the Plan notwithstanding, the Award Agreement evidencing any “409A Award” (which for this purpose means only such an Award held by a Participant which is subject to the terms and conditions of Code Section 409A), shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). Any terms or conditions inconsistent with the requirements of Code Section 409A and its implementing regulations shall be automatically modified and limited (even retroactively) to the extent necessary to conform said Award with Code Section 409A. Notwithstanding anything to the contrary herein, the Company shall not be liable for any unintended adverse tax consequences which may be imposed on the Participant due to receipt, exercise or settlement of any Stock Option or other Award granted hereunder, including the taxes and penalties of Code Section 409A.

Section 8.	Corporate Transactions.
(a)	Corporate Transaction in which Awards are not Assumed. Upon the occurrence of a Corporate Transaction in which outstanding Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards are not being assumed or continued:
(i)	All outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and
(ii)	Either of the following two actions shall be taken:
(A)	fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or
(B)	the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price Exercise Price applicable to such Award Shares.
(iii)	With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.
(b)	Corporate Transaction in which Awards are Assumed. The Plan, Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards theretofore granted, or for the substitution for such Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards for new common stock options and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices in accordance with the provisions of Sections 5(b) and 10(c).
Section 9.	Additional Award Forfeiture Provisions.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards, or other property acquired in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company from harmful actions of the Participant, including conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and the officers, directors and affiliates of the Company and other restrictions upon or covenants of the Participant, including during specified periods following termination of directorship.

Section 10.	General Provisions.
(a)	Compliance with Legal and Other Requirements.
(i)	The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with the occurrence of a Corporate Transaction, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Corporate Transaction.
(ii)	If the Participant is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, the grant of this Option shall not be effective until such person complies with the reporting requirement of Section 16(a).
(b)	Limits on Transferability; Beneficiaries.
(i)	Awards granted under the Plan shall not be transferable except as permitted by the Company. Options may be exercised as provided for under Section 6(b). All other Awards may be transferable by will and the laws of descent and distribution, but only if specifically provided for in the Award Agreement. Any attempted sale, pledge, assignment, hypothecation or other transfer of an Award contrary to the provisions hereof and, the levy of any execution, attachment or similar process upon an Award shall be null and void and without force or effect and shall result in automatic termination of the Award.
(ii)	(A) As a condition to the transfer of any shares of Stock issued upon exercise of an Award granted under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws; (B) further, the Company shall be authorized to refrain from delivering or transferring shares of Stock issued under this Plan until the Board determines that such delivery or transfer will not violate applicable securities laws and the Participant has tendered to the Company any federal, state or local tax owed by the Participant as a result of exercising the Award, or disposing of any Stock, when the Company has a legal liability to satisfy such tax; (C) the Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, or under any other state or federal law, rule or regulations; (D) the Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Stock under applicable securities laws or to perfect any exemption from such registration or qualification; and (E) furthermore, the Company will have no liability to any Participant for refusing to deliver or transfer shares of Stock if such refusal is based upon the foregoing provisions of this Section.

(c)	Effect of Certain Changes. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, the Committee shall make appropriate or proportionate substitution or adjustment in: (i) the aggregate number of Stock reserved for issuance under the Plan, (ii) the number and kind of shares of Stock or other securities subject to any then outstanding Awards issued under the Plan; (iii) the price of the shares of Stock subject to outstanding Stock Options granted under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable; and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and any other outstanding Awards granted under the Plan. Notwithstanding the foregoing, any substitution or adjustment by the Committee shall comply with Treasury Regulations Section 1.409A-1(b)(5)(v)(D) which will be deemed to be satisfied if the ratio of the exercise price to the Fair Market Value of the shares subject to the Awards immediately after the substitution or adjustment is not greater than the ratio of the exercise price to the Fair Market Value of the shares subject to the Stock right immediately before the substitution or adjustment. The Committee’s substitution or adjustment shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan as a result of any such substitution or adjustment; but the Committee may, in its sole discretion, authorize a cash payment to be made to the Participant in lieu of fractional shares.
(d)	Tax Provisions.
(i)	Withholding. The Committee shall so require, as a condition of exercise, each Participant to agree that: (A) no later than the date of exercise of any Option granted hereunder, the optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and (B) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Participant. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligations are incurred. The Company shall not be obligated to advise any optionee of the existence of any such tax or the amount that the Company will be so required to withhold.
(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
(e)	Changes to the Plan. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that the Company shall submit for the approval of a majority of the stockholders of the Company presented or represented and entitled to vote at a duly constituted and held meeting of the stockholders, any amendment that would: (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of shares of Stock as to which Awards may be granted under the Plan, (iii) extend the term of the Plan, (iv) materially modify the requirements as to eligibility for participation in the Plan, (v) expand the types of Awards provided under the Plan, or (vi) be otherwise required by applicable laws, regulations or rules. Any such increase or modification that may result from adjustments authorized by Section 10(c) hereof shall not require such approval. In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment is adequately compensated.
(f)	Unfunded Status of Awards, Creation of Rabbi Trusts. The Plan is intended to constitute an “unfunded” plan for equity incentive compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of rabbi trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
(g)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive or compensation arrangements, apart from the Plan, as it may deem desirable, including incentive or compensation arrangements and awards to which Code Section 409A does apply, and such other arrangements may be either applicable generally or only in specific cases.
(h)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(i)	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
(j)	Limitation on Rights Conferred Under The Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Director or Participant the right to continue as a Director or Participant or in service of the Company as a member of the Board, (ii) interfering in any way with the right of the Company to terminate any Director’s or Participant’s service on the Company’s Board at any time (subject to the terms and provisions of any separate written agreements), (iii) giving a Director or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Directors, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(k)	Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company or by any stockholder of the Company against any past, present or future member of the Board, or against any employer, or by an employee (past, present or future) against the Company will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred as of the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.
(l)	Assumption. The terms and conditions of any outstanding Awards granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor company to the Company and shall continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor Company shall not be otherwise obligated to assume this Plan.

(m)	Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or Award Agreement or other document relating thereto.
(n)	Plan Effective Date. The Plan shall be effective , 2013 (the “Effective Date”), subject to its approval by the stockholders of the Company by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held special meeting of stockholders; provided, that the total vote cast on the proposal represents over fifty percent (50%) in interest of all securities entitled to vote on the proposal.
(o)	Adoption.
(i)	This Plan was approved by the Board of Directors of the Company at a special meeting on January 16, 2013.
(ii)	This Plan was approved by the stockholders of the Company at a special meeting on , 2013.

CELLTECK, INC.

By:	/s/ Nikolas Konstant Nikolas Konstant President

PROXY

CELLTECK, INC.

SPECIAL MEETING

May 6, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nikolas Konstant as proxy holder of the undersigned, with the full power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Cellteck, Inc. held of record by the undersigned, which the undersigned may be entitled to vote, on the close of business on April 11, 2013 at the Special Meeting of Stockholders of Cellteck, Inc. to be held on May 6, 2013, at 9 A.M., Pacific Standard Time, at the principal offices of Cellteck, Inc. located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, CA 90067, (310) 552-1555, and any continuation(s), postponement(s) or adjournment(s) thereof.

(Continued, and to be marked, dated and signed, on the other side.)

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK, AS FOLLOWS:

(1)	To Consider and vote upon (1) an amendment to our Articles of Incorporation to effect a reverse stock split of the outstanding shares of common stock held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800and a cash distribution to all of our common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock in an amount equal to $0.025 per share; and (2) authorization for our board of Directors, in its discretion, to implement such reverse stock split and cash distribution by filing an amendment to our Articles of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(2)	To change the name of Cellteck, Inc. to “Eos Petro, Inc.”

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3)	To adopt Cellteck, Inc.’s 2013 Stock Incentive Award Plan for Employees and Other Service Providers and to reserve up to 5,400,000 shares of common stock for issuance under Cellteck, Inc.’s 2012 Stock Incentive Award Plan for Employees and Other Service Providers.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(4)	To adopt Cellteck, Inc.’s 2013 Equity Incentive Plan for Directors and to reserve up to 1,000,000 shares of common stock for issuance under Cellteck, Inc.’s 2012 Equity Incentive Plan for Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, PRE-PAID ENVELOPE.
Please date and execute this Proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: , 2013
Signature
Signature, if held jointly